UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

PROMETHEUS BIOSCIENCES, INC.

(Exact name of Registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

2022 ANNUAL MEETING OF STOCKHOLDERS

May 19, 2022

PROMETHEUS BIOSCIENCES, INC.

3050 Science Park Road, San Diego, California 92121

April 1, 2022

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Prometheus Biosciences, Inc., a Delaware corporation (the “Company”) at 8:00 a.m. Pacific Time on Thursday, May 19, 2022. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast.

We have elected to take advantage of Securities and Exchange Commission rules that allow companies to furnish proxy materials to their stockholders by providing access to these documents on the Internet instead of mailing printed copies. Those rules allow a company to provide its stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting. Most of our stockholders will not receive printed copies of our proxy materials unless requested, but instead will receive a notice with instructions on how they may access and review our proxy materials on the Internet and how they may cast their vote via the Internet. If you would like to receive a printed or e-mail copy of our proxy materials, please follow the instructions for requesting the materials in the Notice of Internet Availability that is being sent to you.

The Notice of Annual Meeting of Stockholders and Proxy Statement on the following pages describe the matters to be presented at the Annual Meeting. Please see the section entitled “Who Can Attend the Annual Meeting of Stockholders?” of the proxy statement for more information about how to attend the virtual-only meeting.

Whether or not you attend the Annual Meeting online, it is important that your shares be represented and voted at the Annual Meeting. Therefore, I urge you to promptly vote and submit your proxy by phone, via the Internet, or, if you received paper copies of these materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. If you have received our Notice of Internet Availability of Proxy Materials, the instructions regarding how you can access your proxy materials and vote are contained in that notice. If you have received written proxy materials, the instructions regarding how you can access your proxy materials and vote are contained on the proxy card. If you decide to attend the Annual Meeting, you will be able to vote online, even if you have previously submitted your proxy. If you hold your shares through a bank or broker, you will need a proxy from your bank or broker to vote your shares online at the Annual Meeting.

Thank you for your support.

Sincerely,

Mark C. McKenna

Chairman of the Board, President and Chief Executive Officer

San Diego, California

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON THURSDAY, MAY 19, 2022

PROMETHEUS BIOSCIENCES, INC.

3050 Science Park Drive, San Diego, California 92121

The Annual Meeting of Stockholders (the “Annual Meeting”) of Prometheus Biosciences, Inc., a Delaware corporation (the “Company”), will be held at 8:00 a.m. Pacific Time on Thursday, May 19, 2022. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. There will not be a physical meeting location, and stockholders will not be able to attend the Annual Meeting in person. This means that you can attend the Annual Meeting online, vote your shares during the online meeting, and submit questions for consideration at the online meeting. To be admitted to the annual meeting’s live webcast, you must register at www.proxydocs.com/RXDX as described in the proxy materials or your proxy card. As part of the registration process, you must enter the Control Number included in your Notice of Internet Availability of Proxy Materials, your proxy card or on the instructions that accompanied your proxy materials. After completion of your registration, further instructions, including a unique link to access the Annual Meeting, will be emailed to you. The Annual Meeting will be held for the following purposes:

1.

To elect two directors to serve as Class I directors for a three-year term expiring at the 2025 annual meeting of stockholders and until their respective successors shall have been duly elected and qualified. The nominees for election as Class I directors at the Annual Meeting are Joseph C. Papa and Mary Szela;

2.	To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022; and

3.	To transact such other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment of the Annual Meeting.

We have elected to take advantage of Securities and Exchange Commission rules that allow companies to furnish proxy materials to their stockholders by providing access to these documents on the Internet instead of mailing printed copies. Those rules allow a company to provide its stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting. Most of our stockholders will not receive printed copies of our proxy materials unless requested, but instead will receive a Notice of Internet Availability of Proxy Materials with instructions on how they may access and review our proxy materials on the Internet and how they may cast their vote via the Internet. If you would like to receive a printed or e-mail copy of our proxy materials, please follow the instructions for requesting the materials in the Notice of Internet Availability of Proxy Materials that is being sent to you.

The foregoing items of business are more fully described in the attached proxy statement, which forms a part of this notice and is incorporated herein by reference. Holders of record of our common stock as of the close of business on March 24, 2022 are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement or adjournment of the Annual Meeting.

It is important that your shares be represented regardless of the number of shares you may hold. Whether or not you plan to attend the Annual Meeting online, we urge you to vote your shares as soon as possible via the toll-free telephone number or over the Internet, as described in the enclosed proxy materials. If you received a copy of the proxy card by mail, you may sign, date and mail the proxy card in the enclosed return envelope. Promptly voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option. For specific voting instructions, please refer to the information provided in the accompanying Proxy Statement and in the Notice of Internet Availability of Proxy Materials.

By Order of the Board of Directors,

Timothy K. Andrews
General Counsel and Secretary

San Diego, California
April 1, 2022

PROXY STATEMENT

PROMETHEUS BIOSCIENCES, INC.

3050 Science Park Drive, San Diego, California 92121

This proxy statement is furnished in connection with the solicitation by the board of directors (the “Board”) of Prometheus Biosciences, Inc. of proxies to be voted at our Annual Meeting of Stockholders to be held virtually on Thursday, May 19, 2022 (the “Annual Meeting”), at 8:00 a.m., Pacific Time, and at any continuation, postponement or adjournment thereof. Holders of record of shares of our common stock, $0.0001 par value per share (“Common Stock”), as of the close of business on March 24, 2022 (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement or adjournment thereof. As of the Record Date, there were 39,102,007 shares of our Common Stock outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on any matter presented to stockholders at the Annual Meeting.

This proxy statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 (the “2021 Annual Report”), or Notice of Internet Availability of Proxy Materials, as applicable, will be sent on or about April 1, 2022 to our stockholders on the Record Date.

In this proxy statement, “Prometheus,” the “Company,” “we,” “us” and “our” refer to Prometheus Biosciences, Inc.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE STOCKHOLDER MEETING TO BE HELD ON THURSDAY, MAY 19, 2022:

This Proxy Statement and our 2021 Annual Report are available at:

www.proxydocs.com/RXDX.

PROPOSALS

At the Annual Meeting, our stockholders will be asked:

1.

To elect two directors to serve as Class I directors for a three-year term that expires at the 2025 annual meeting of stockholders and until their respective successors shall have been duly elected and qualified. The nominees for election as Class I directors at the Annual Meeting are Joseph C. Papa and Mary Szela;

2.	To ratify the appointment of BDO USA, LLP as our independent public accounting firm for the fiscal year ending December 31, 2022; and

3.	To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.

We currently know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

RECOMMENDATIONS OF THE BOARD

The Board recommends that you vote your shares as indicated below. If you return a properly completed proxy card, or vote your shares by telephone or Internet, your shares of Common Stock will be voted on your behalf as you direct. If not otherwise specified, the shares of Common Stock represented by the proxies will be voted, and the Board recommends that you vote, as follows:

1.	FOR each of the nominees for election as a Class I director as set forth in this proxy statement; and

2.	FOR the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

If any other matter properly comes before the stockholders for a vote at the Annual Meeting, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

INFORMATION ABOUT THIS PROXY STATEMENT

Why you received this proxy statement. You are viewing or have received these proxy materials because the Board is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission (“SEC”) and that is designed to assist you in voting your shares.

Notice of Internet Availability of Proxy Materials. As permitted by SEC rules, we are making this proxy statement and our 2021 Annual Report available to our stockholders electronically via the Internet. On or about April 1, 2022, we will mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) containing instructions on how to access this proxy statement and our 2021 Annual Report and vote online. If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. Instead, the Internet Notice instructs you on how to access and review all of the important information contained in the proxy statement and 2021 Annual Report. The Internet Notice also instructs you on how you may submit your proxy over the Internet. If you received an Internet Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Internet Notice. We encourage our stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of its annual meetings and reduce the cost to us associated with the printing and mailing of materials.

Printed Copies of Our Proxy Materials. If you received printed copies of our proxy materials, then instructions regarding how you can vote are contained on the proxy card included in the materials.

Householding. The SEC’s rules permit us to deliver a single Internet Notice or set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one Internet Notice or one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the Internet Notice or proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the Internet Notice or proxy materials, we will provide copies of these documents, free of charge, upon written request to Prometheus Biosciences, Inc., 3050 Science Park Road, San Diego, California 92121, Attention: Corporate Secretary or by calling (858) 422-4300. Such requests by street name holders should be made through their bank, broker or other holder of record.

Stockholders sharing an address that are receiving multiple copies of the Internet Notice can request delivery of a single copy of the proxy statement or 2021 Annual Report or Internet Notice by contacting their broker, bank or other intermediary or sending a written request to Prometheus Biosciences, Inc. at the above address or by calling (858) 422-4300.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING OF STOCKHOLDERS

Who is entitled to vote on matters presented at the Annual Meeting?

The Record Date for the Annual Meeting is March 24, 2022. You are entitled to vote on the matters presented at the Annual Meeting if you were a record holder at the close of business on the Record Date. Each outstanding share of Common Stock is entitled to one vote for all matters before the Annual Meeting. At the close of business on the Record Date, there were 39,102,007 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Common Stock is our only class of stock entitled to vote.

What is the difference between being a “Record Holder” and holding shares in “Street Name”?

If, on the Record date, your shares were registered directly in your name then you are a stockholder of record.

If, on the Record Date, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting.

Am I entitled to vote if my shares are held in “Street Name”?

Yes. If your shares are held in street name, these proxy materials, along with instructions on how to vote your shares, are being provided to you by your brokerage firm, bank, dealer or other similar organization. As the beneficial owner, you have the right to direct your brokerage firm, bank, dealer or other similar organization how to vote your shares, and the brokerage firm, bank, dealer or other similar organizations is required to vote your shares in accordance with your instructions. If your shares are held in street name, you may not vote your shares in person at the Annual Meeting, unless you obtain, and present at the Annual Meeting, a legal proxy from your brokerage firm, bank, dealer or other similar organization.

How many shares must be present to hold the Annual Meeting?

A quorum must be present at the Annual Meeting for any business to be conducted. Under Delaware law and our Amended and Restated Bylaws (the “Bylaws”), the presence at the Annual Meeting online, or by proxy, of the holders of a majority in voting power of the Common Stock issued and outstanding and entitled to vote, on the Record Date will constitute a quorum for the transaction of business at the Annual Meeting. The inspector of election will determine whether a quorum is present and will tabulate the votes cast at the Annual Meeting.

Who can attend the Annual Meeting of Stockholders?

As noted above, the Annual Meeting will be a virtual meeting of stockholders, which will be conducted solely by remote communication via a live webcast. You may attend the Annual Meeting only if you are a record holder or beneficial owner of our Common Stock as of the Record Date. If you are a record holder you are entitled to vote at the Annual Meeting. To attend, participate and vote your shares at the Annual Meeting, you will need the Control Number included in your Internet Notice, your proxy card or on the instructions that accompanied your proxy materials and you must register to attend the Annual Meeting at www.proxydocs.com/RXDX and provide the Control Number. If your shares are held in “street name,” you should vote through the bank or broker and follow the instructions provided by your bank or broker. If you hold your shares in street name and vote at the Annual Meeting, you may be required to obtain a valid proxy from your brokerage firm, bank, dealer or other similar organization and follow the instructions provided by your agent. After completion of your registration at www.proxydocs.com/RXDX, further instructions, including a unique link to access the annual meeting, will be emailed to you.

What if a quorum is not present at the Annual Meeting?

If a quorum is not present at the scheduled time of the Annual Meeting, (i) the Chairperson of the Annual Meeting or (ii) the holders of a majority of the shares entitled to vote, present at the virtual meeting, or represented by proxy, at the virtual meeting are authorized by our Amended and Restated Bylaws to adjourn the Annual Meeting until a quorum is present or represented.

What does it mean if I receive more than one Internet Notice or more than one set of Proxy Materials?

It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Internet Notice or set of proxy materials, please submit your proxy by phone, via the Internet or, if you received printed copies of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.

How do I vote?

With respect to the election of directors, you may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee you specify. With respect to the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm, you may vote “For,” “Against” or “Abstain” from voting.

Stockholders of Record: Shares Registered in Your Name

If you are a stockholder of record, there are several ways for you to vote your shares. Whether or not you plan to attend the virtual Annual Meeting, we urge you to vote by proxy prior to the Annual Meeting to ensure that your vote is counted.

•

Via the Internet: You may vote at www.proxypush.com/RXDX, 24 hours a day, seven days a week, by following the instructions provided in the Internet Notice. You will need to use the Control Number included in your Internet Notice, your proxy card or on the instructions that accompanied your proxy materials to vote via the internet. Votes submitted via the Internet must be received by 8:00 a.m., Pacific Time, on May 19, 2022.

•

By Telephone: You may vote using a touch-tone telephone by calling (866) 447-1752, 24 hours a day, seven days a week. You will need to use the Control Number included in your Internet Notice, your proxy card or on the instructions that accompanied your proxy materials to vote by telephone. Votes submitted by telephone must be received by 8:00 a.m., Pacific Time, on May 19, 2022.

•

By Mail: If you request printed copies of the proxy materials by mail, you may vote using your proxy card by completing, signing, dating and returning the proxy card in the self-addressed, postage-paid envelope provided. If you properly complete your proxy card and send it to us in time to vote, your proxy (one of the individuals named on your proxy card) will vote your shares as you have directed.

•

At the Virtual Annual Meeting: You may vote during the virtual annual meeting through www.proxypush.com/RXDX. To be admitted to the annual meeting and vote your shares, you must register to attend the annual meeting at www.proxydocs.com/RXDX and provide the Control Number included in your Internet Notice, your proxy card or on the instructions that accompanied your proxy materials. After completion of your registration, further instructions, including a unique link to access the Annual Meeting, will be emailed to you.

Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Agent

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received voting instructions from that organization rather than directly from us. Please check with your bank, broker, or other agent and follow the voting instructions they provide to vote your shares. Generally, you have three options for returning your proxy.

•

By Method Listed on Voting Instruction Card: Please refer to your voting instruction card or other information provided by your bank, broker or other agent to determine whether you may vote by telephone or electronically on the Internet, and follow the instructions on the voting instruction card or other information provided by your broker, bank or other agent. A large number of banks and brokerage firms offer Internet and telephone voting. If your bank, broker or other agent does not offer Internet or telephone voting information, please follow the other voting instructions they provide to vote your shares.

•	By Mail: You may vote by signing, dating and returning your voting instruction card in the pre-addressed envelope provided by your broker, bank or other agent.

•

At the Virtual Annual Meeting: To vote online during the virtual Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker or bank to request the proxy form authorizing you to vote the shares. You must also register to attend the Annual Meeting at www.proxydocs.com/RXDX and provide the Control Number included in your Internet Notice, your proxy card or on the instructions that accompanied your proxy materials. After completion of your registration, further instructions, including a unique link to access the annual meeting, will be emailed to you.

Can I change my vote after I submit my Proxy?

Yes. If you are a record holder, you may revoke your proxy and change your vote any time before the proxy is voted at the Annual Meeting:

•	by submitting a duly executed proxy bearing a later date than your prior proxy;

•	by granting a subsequent proxy through the Internet or telephone;

•	by giving written notice of revocation to the Corporate Secretary of Prometheus prior to or at the Annual Meeting; or

•	by voting online at the Annual Meeting.

Your most recent proxy card or telephone or Internet proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy.

If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker, or you may vote virtually at the Annual Meeting by obtaining a legal proxy from your bank or broker and submitting the legal proxy along with your ballot at the Annual Meeting.

Who will count the votes?

A representative from Mediant Communications is expected to tabulate the votes and an employee of the Company is expected to be our inspector of election and will certify the votes.

What if I do not specify how my shares are to be voted?

If you are a record holder and you indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board, then your shares will be voted at the Annual Meeting in accordance with the Board’s recommendation on all matters presented for a vote at the Annual Meeting. Similarly, if you are a record holder and submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board. The Board’s recommendations are indicated on page 1 of this proxy statement, along with the description of each proposal in this proxy statement.

If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, then, the organization that holds your shares may generally vote your shares in their discretion on “routine” matters but cannot vote on “non-routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on that matter with respect to your shares. This is generally referred to as a “broker non-vote.”

What are broker non-votes and do they count for determining a quorum?

Shares represented by proxies that reflect a broker non-vote will be counted as present for purposes of determining the presence of a quorum. As discussed above, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because (1) the broker has not received voting instructions from the beneficial owner and (2) the broker lacks discretionary voting power to vote those shares on a particular matter. A broker has discretionary power to vote shares without instruction from the beneficial owner on routine matters, such as the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm. Thus, broker non-votes are not expected on that proposal. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on non-routine matters. Broker non-votes on the election of directors, which is considered a non-routine matter, will have no effect because they are not considered votes cast, and the two directors that receive the highest number of votes will be elected.

What is an Abstention and how will votes Withheld and Abstentions be treated?

Shares of common stock held by persons attending the Annual Meeting but not voting, and shares represented by proxies that reflect withheld votes or abstentions as to a particular proposal, will be counted as present for purposes of determining the presence of a quorum. A “vote withheld,” in the case of the proposal regarding the election of directors, or an “abstention,” in the case of the ratification of the appointment of BDO USA, LLP, represents a stockholder’s affirmative choice to decline to vote on a proposal. Votes withheld have no effect on the election of directors, as the two directors that receive the highest number of votes will be elected, and abstentions are not considered to be a vote cast and will have no effect on the ratification of the appointment of BDO USA, LLP.

How many votes are required for the approval of the proposals to be voted upon and how will Abstentions and Broker Non-Votes be treated?

Proposal	Votes Required	Effect of Votes Withheld / Abstentions and Broker Non-Votes
Proposal 1: Election of Directors	The plurality of the votes cast. This means that the two nominees receiving the highest number of affirmative “FOR” votes will be elected as Class I directors.	Votes withheld and broker non-votes will have no effect.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of a majority of the votes cast for or against the matter.	Abstentions will have no effect. We do not expect any broker non-votes on this proposal.

Will any other business be conducted at the Annual Meeting?

We currently know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

Where can I find the voting results of the Annual Meeting of Stockholders?

We plan to announce preliminary voting results at the Annual Meeting and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSALS TO BE VOTED ON

PROPOSAL 1 - ELECTION OF DIRECTORS

At the Annual Meeting, two Class I directors are to be elected to hold office for a three-year term expiring at the annual meeting of stockholders to be held in 2025 and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal. Based on the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated Joseph C. Papa and Mary Szela for re-election as Class I directors at the Annual Meeting.

The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the two nominees receiving the highest number of affirmative “FOR” votes will be elected as Class I directors. Votes withheld and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

Our Amended and Restated Certificate of Incorporation (the “Charter”) and Bylaws provide that the authorized number of directors shall be fixed from time to time exclusively by resolution adopted by a majority of the Board. We currently have eight authorized directors on our Board. As set forth in our Charter, the Board is currently divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. The following table summarizes the class, independence and committee membership of our directors:

Name	Age	Position	Independent	Committee Membership

CLASS I DIRECTORS - Nominated for Re-election with a Term to Expire at the 2025 Annual Meeting

Joseph C. Papa	66	Lead Independent Director	X	Compensation (Chair)

Mary Szela	58	Director	X	Audit; Compensation

CLASS II DIRECTORS - Terms to Expire at the 2023 Annual Meeting

Helen C. Adams, CPA	63	Director	X	Audit (Chair)

Martin Hendrix, Ph.D.	54	Director	X	Audit; Nominating and Corporate Governance

Judith L. Swain, M.D.	73	Director	X	Nominating and Corporate Governance

CLASS III DIRECTORS - Terms to Expire at the 2024 Annual Meeting

Mark C. McKenna	42	Chairman of the Board, President and Chief Executive Officer

Fred Hassan	76	Director	X	Nominating and Corporate Governance (Chair); Compensation

James Laur	61	Director

The division of our Board into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of our Company. Our directors may be removed only for cause and only by the affirmative vote of the holders of at least two-thirds of the voting power of the then-outstanding shares of capital stock entitled to vote in the election of directors.

In the event any of the nominees should become unable to serve, or for good cause will not serve, as a director, it is intended that votes will be cast for a substitute nominee designated by the Board or the Board may elect to reduce its size. The Board has no reason to believe that the nominees named below will be unable to serve if elected. Each of the nominees has consented to being named in this proxy statement and to serve if elected.

All of the persons whose names and biographies appear below are currently serving as our directors. Each of our directors brings to the Board significant leadership experience derived from their professional experience and service as executives or board members of other corporations. The process undertaken by the Nominating and Corporate Governance Committee in recommending qualified director candidates is described below under “Board Diversity and Director Nomination Process.” Certain individual qualifications and skills of our directors that contribute to the Board’s effectiveness as a whole are described in the following paragraphs.

Vote required

The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the nominees receiving the highest number of affirmative “FOR” votes will be elected as Class I Directors. Votes withheld and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

The Board unanimously recommends a vote “FOR”

the election of the two nominees for Class I directors.

INFORMATION REGARDING DIRECTORS

The information set forth below as to the directors and nominees for director has been furnished to us by the directors and nominees for director:

Nominees for Election to the Board:

Class I Directors (Terms to Expire at the 2025 Annual Meeting)

Joseph C. Papa has served on our board of directors since August 2020 and as our Lead Independent Director since August 2021 and has been Chairman of the board of directors and Chief Executive Officer of Bausch Health Companies Inc. since May 2016. Mr. Papa has more than 35 years of experience in the pharmaceutical, healthcare and specialty pharmaceutical industries, including 20 years of branded prescription drug experience. He served as the CEO of Perrigo Company plc from 2006 to April 2016, where he also served as Chairman from 2007 to April 2016. Prior to joining Perrigo, Mr. Papa served from 2004 to 2006 as Chairman and CEO of the Pharmaceutical and Technologies Services segment of Cardinal Health, Inc. From 2001 to 2004, he served as President and Chief Operating Officer of Watson Pharmaceuticals, Inc. Prior to joining Watson, Mr. Papa held management positions at DuPont Pharmaceuticals, Pharmacia/Searle and Novartis AG. Mr. Papa served as a director of Smith & Nephew plc, a developer of advanced medical devices, from 2008 to April 2018. Mr. Papa’s extensive leadership experience in the pharmaceutical industry contributed to our board of directors’ conclusion that he should serve as a director of our company.

Mary Szela has served as a member of our board of directors since February 2021. Ms. Szela also currently serves as the Chief Executive Officer and President of TriSalus Life Sciences, Inc., a privately held medical device company. From January 2016 to November 2016, Ms. Szela served as Chief Executive Officer and a director of Aegerion Pharmaceuticals, Inc. In November 2016, Aegerion Pharmaceuticals, Inc. merged with QLT Inc. to form Novelion Therapeutics Inc. where Ms. Szela served as Chief Executive Officer and as a member of its board of directors until November 2017. Ms. Szela served as the Chief Executive Officer and a member of the board of directors of Melinta Therapeutics, Inc., an antibiotic development company, from April 2013 to August 2015. Ms. Szela held ascending management positions at Abbott Laboratories from 1987 to 2012, including President of the company’s U.S. pharmaceutical business from January 2008 to December 2010. Ms. Szela has served as a member of the boards of directors of Kura Oncology, Inc. since November 2018, Omega Therapeutics since June 2019, Senda Biosciences since July 2019 and TriSalus Life Sciences, Inc. since January 2018. She also previously served as a member of the board of directors of Coherus Biosciences from 2014 to August 2021, Alimera Sciences Inc. from June 2018 to March 2021, Receptos, Inc. from June 2014 to July 2015, Novo Nordisk from March 2014 to March 2017, and Macrolide Pharmaceuticals, from March 2018 to July 2019. She earned an M.B.A. in Business and a B.S. in nursing, both from the University of Illinois. Ms. Szela’s extensive leadership experience in the pharmaceutical industry contributed to our board of directors’ conclusion that she should serve as a director of our company.

Continuing Members of the Board:

Class II Directors (Terms to Expire at the 2023 Annual Meeting)

Helen C. Adams, CPA has been a member of our board of directors since February 2021. From January 2013 to March 2018, Ms. Adams was the San Diego Area Managing Partner for Haskell & White LLP, a regional certified public accounting firm. Previously, Ms. Adams was a certified public accountant at Deloitte & Touche LLP from 1982 to 2009, serving most recently as a Partner in the Life Sciences and Technology Group. Since June 2021, Ms. Adams has served as a member of the board and the Audit Committee Chair of Immix Biopharma, Inc. From 2010 to 2013, Ms. Adams was a member of the board of directors of Genasys Inc., serving as the Audit Committee Chair and member of the Compensation Committee. In addition to her public company board service, Ms. Adams has served on the boards of directors of several organizations, including Athena San Diego, the Athena Foundation, Make A Wish San Diego and the California State University at San Marcos Foundation. Ms. Adams’ experience with accounting, auditing and financial oversight of public and private companies in the life sciences industry contributed to our board of directors’ conclusion that she should serve as a director of our company.

Martin Hendrix, Ph.D. has served as a member of our board of directors since October 2020. He joined Nestlé Health Science US in April 2012, and currently serves as its Head of Global Business Development and M&A. In this position, Dr. Hendrix oversees all deal flow of Nestlé Health Science and is also responsible for its venture capital partnerships and direct equity investments. Dr. Hendrix has represented Nestlé on the boards of Enterome, Microbiome Diagnostic Partners, Procise Dx, Bodymed AG, as well as board observer roles for Evelo, Kaleido and Senda. Prior to joining Nestlé, from January 1998 to March 2012, Dr. Hendrix was a research chemist and subsequently a member of the Strategic Planning Group, as well as a Senior Director of Business Strategy at Bayer AG. Dr. Hendrix currently serves on the board of directors of Procise Dx, Bodymed AG, Senda (observer) and Prometheus Laboratories, Inc. Dr. Hendrix holds a Ph.D. in Chemistry from The Scripps Research Institute, an M.S. in Chemistry from the Georgia Institute of Technology. Dr. Hendrix’s extensive management and governance experience in the biotechnology industry contributed to our board of directors’ conclusion that Dr. Hendrix should serve as a director of our company.

Judith L. Swain, M.D. has served as a member of our board of directors since February 2021, and is the Chief Medical Officer of Physiowave, Inc., a medical device company, a role she has held since July 2016. She has also served as a Visiting Professor in the Department of Medicine at the National University of Singapore since July 2017. Prior to these roles, Dr. Swain was Executive Director of the Singapore Institute for Clinical Sciences, a research institute of the Agency for Science, Technology and Research (A*STAR), Singapore, and Professor, National University of Singapore from 2006 to 2017. Dr. Swain served as Dean for Translational Medicine at the University of California, San Diego from 2005 to 2006 and as Chair and Professor of Medicine at Stanford University from 1996 to 2005. Dr. Swain is a co-founder of Synecor, LLC and currently serves on the board of directors of Lexicon Pharmaceuticals, Inc. and the Institute for Life Changing Medicines. She previously served on the boards of directors of Upstream Medical Technologies, Ltd, the National Healthcare Group (Singapore) and the Lee Kong Chian School of Medicine of Nanyang Technological University. Dr. Swain earned an M.D. from the University of California, San Diego, and a B.S. in Chemistry from the University of California, Los Angeles. Dr. Swain’s extensive medical and scientific research experience with a variety of prominent research and academic institutions contributed to our board of directors’ conclusion that she should serve as a director of our company.

Class III Directors (Terms to Expire at the 2024 Annual Meeting)

Mark C. McKenna has served as our President and Chief Executive Officer and as a member of our board of directors since September 2019 and as our Chairman of the Board since August 2021. Prior to joining us, he served as President of Salix Pharmaceuticals, Inc. (Salix), a wholly-owned subsidiary of Bausch Health Companies, Inc. (Bausch), from March 2016 through August 2019. Prior to Salix, Mr. McKenna spent more than a decade in various roles with Bausch + Lomb, also a division of Bausch, most recently as Senior Vice President and General Manager of its U.S. Vision Care business. Before joining Bausch + Lomb, he held several positions with Johnson & Johnson. Mr. McKenna has served as a member of the board of Rebalance Health, Inc. since December 2021. Mr. McKenna holds a B.S. in Marketing from Arizona State University and an M.B.A. from Azusa Pacific University. Mr. McKenna’s knowledge of our business, as well as his significant development, commercial and executive management experience, contributed to our board of directors’ conclusion that he should serve as a director of the company.

Fred Hassan has served on our board of directors since May 2021. Mr. Hassan currently serves as Director of Warburg Pincus LLC, a global private equity investment institution which he joined in 2009. Previously, Mr. Hassan served as Chairman and Chief Executive Officer of Schering-Plough from 2003 to 2009. Before assuming these roles, from 2001 to 2003, Mr. Hassan was Chairman and Chief Executive Officer of Pharmacia Corporation, a company formed through the merger of Monsanto Company and Pharmacia & Upjohn, Inc. He joined Pharmacia & Upjohn, Inc. as Chief Executive Officer in 1997. Mr. Hassan has served as a director of BridgeBio Pharma, Inc. since 2021 and Precigen, Inc. since 2016. Previously, Mr. Hassan served as a director of Amgen, Inc. from July 2015 to May 2021, Time Warner Inc. (now Warner Media, LLC) from October 2009 to June 2018 and as a director of Avon Products, Inc. from 1999 until 2013. He was Chairman of the Board of Bausch & Lomb from 2010 until its acquisition by Valeant Pharmaceuticals International, Inc. in 2013 and served on the board of Valeant Pharmaceuticals from 2013 to 2014. Mr. Hassan received a B.S. in Chemical Engineering from the Imperial College of Science and Technology at the University of London and an M.B.A. from Harvard Business School. Mr. Hassan’s extensive executive leadership and corporate governance experience in the biotechnology industry contributed to our board of directors’ conclusion that Mr. Hassan should serve as a director of our company.

James Laur has served on our board of directors since April 2020, and through his work leading Cedars-Sinai Medical Center’s Technology Transfer Office, Mr. Laur played a role in our founding. Mr. Laur currently serves as Vice President, Intellectual Property for Cedars-Sinai, and, in addition to his role with Cedars-Sinai’s Technology Transfer Office, Mr. Laur is responsible for the Cedars-Sinai Accelerator program and is the Managing Director of Cedars-Sinai Health Ventures, Cedars-Sinai’s venture fund. Mr. Laur has served in a variety of business roles at Cedars-Sinai since originally joining its Legal Affairs Department in 1991. Mr. Laur is a member of the California State Bar and holds a dual degree B.A. in Political Science and Philosophy from the University of California, Los Angeles, as well as a J.D. from Boston College Law School. Mr. Laur’s extensive experience with early-stage life science companies, the healthcare sector, as well as his knowledge of intellectual property issues, technology ventures, innovation development and commercialization strategies contributed to our board of directors’ conclusion that he should serve as a director of our company.

PROPOSAL 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022. The Board has directed that this appointment be submitted to our stockholders for ratification. Although ratification of our appointment of BDO USA, LLP is not required, we value the opinions of our stockholders and believe that stockholder ratification of our appointment is a good corporate governance practice.

BDO USA, LLP also served as our independent registered public accounting firm for the fiscal years ended December 31, 2021, 2020 and 2019. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors, providing audit and non-audit services. A representative of BDO USA, LLP is expected to attend the Annual Meeting, and to have an opportunity to make a statement and will be available to respond to appropriate questions from stockholders.

In the event that the appointment of BDO USA, LLP is not ratified by the stockholders, the Audit Committee will consider this fact when it appoints the independent registered public accounting firm for the fiscal year ending December 31, 2023. Even if the appointment of BDO USA, LLP is ratified, the Audit Committee retains the discretion to appoint a different independent registered public accounting firm at any time if it determines that such a change is in the interest of the Company.

Vote Required

This proposal requires the affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively. Abstentions are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal. Because brokers have discretionary authority to vote on the ratification of the appointment of BDO USA, LLP, we do not expect any broker non-votes in connection with this proposal.

The Board unanimously recommends a vote “FOR”

the Ratification of the Appointment of BDO USA, LLP

as our Independent Registered Public Accounting Firm.

Independent Registered Public Accounting Firm Fees and Other Matters

The following table summarizes the fees of BDO USA, LLP, our independent registered public accounting firm, billed to us for each of the last two fiscal years for audit services and billed to us in each of the last two fiscal years for other services:

	Fiscal Years Ended December 31,
Fee Category	2021	2020
Audit Fees(1)	$493,683	$485,367
Audit-Related Fee	—	—
Tax Fees	—	—
All Other Fees	—	—

Total Fees	$493,683	$485,367

(1)

Audit fees consist of fees for the audit of our financial statements, the review of the unaudited interim financial statements included in our quarterly reports on Form 10-Q and the issuance of consents and comfort letters in connection with registration statements, including the filing of our registration statement on Form S-1 for our initial public offering.

Audit Committee Pre-Approval of Audit and Non-Audit Services

The Audit Committee has established a policy that all audit and permissible non-audit services provided by our independent registered public accounting firm will be pre-approved by the Audit Committee, and all such services were pre-approved in accordance with this policy during the fiscal year ended December 31, 2021. These services may include audit services, audit-related services, tax services and other services. The audit committee considers whether the provision of each non-audit service is compatible with maintaining the independence of our auditors. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Our independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD

The Audit Committee has reviewed the Company’s audited financial statements for the fiscal year ended December 31, 2021 and has discussed these financial statements with management and the Company’s independent registered public accounting firm. The Audit Committee has also received from, and discussed with, the Company’s independent registered public accounting firm various communications that such independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by statement on Auditing Standards No. 1301 (Communications with Audit Committees), as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee is not employed by the Company, nor does it provide any expert assurance or professional certification regarding the Company’s financial statements. The Audit Committee relies, without independent verification, on the accuracy and integrity of the information provided, and representations made, by management and the Company’s independent registered public accounting firm.

The Company’s independent registered public accounting firm also provided the Audit Committee with a formal written statement required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence) describing all relationships between the independent registered public accounting firm and the Company, including the disclosures required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from Prometheus Biosciences, Inc. The Audit Committee also considered whether the independent registered public accounting firm’s provision of certain other non-audit related services to the Company is compatible with maintaining such firm’s independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021. The Audit Committee and the Board also have recommended, subject to stockholder approval, the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for 2022.

This report of the Audit Committee is not “soliciting material,” shall not be deemed “filed” with the SEC and shall not be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

The foregoing report has been furnished by the Audit Committee.

Respectfully submitted,

Audit Committee

Helen C. Adams, CPA, Chair

Martin Hendrix, Ph.D.

Mary Szela

EXECUTIVE OFFICERS

The following table identifies our executive officers as of March 24, 2022:

Name	Age	Position
Mark C. McKenna	42	Chairman of the Board, President and Chief Executive Officer
Keith W. Marshall, Ph.D.	54	Chief Financial Officer
Mark Stenhouse	55	Chief Operating Officer

The following is biographical information for our executive officers other than Mr. McKenna, whose biographical information is included under “Continuing Members of the Board of Directors”.

Keith W. Marshall, Ph.D. has served as our Chief Financial Officer served since August 2020. Previously, he served as Executive Vice President, Chief Operating Officer, and Chief Financial Officer of Conatus Pharmaceuticals Inc., now Histogen, Inc., from August 2017 to May 2020. Dr. Marshall served as Chief Financial Officer and Head of Corporate Development at Torque Therapeutics Inc. from 2015 to 2017, where his responsibilities included finance, operations, human resources, corporate strategy and business development. He served as Managing Director and Advisor in Healthcare Investment Banking from 2012 to 2014 at GCA Savvian Advisors, where he provided strategic counsel to healthcare companies, and continued from 2014 to 2015 at TAG Healthcare Advisors under an alliance with GCA Savvian. Previously, Dr. Marshall was Managing Director from 2011 to 2012 at Sagent Advisors and Managing Director, Co-founder, and Chief Financial Officer from 2008 to 2011 at Montgomery, Marshall Healthcare Partners. Dr. Marshall began his banking career at JPMorgan. He holds an A.B. in Biology from Washington University in St. Louis, a Ph.D. in Pharmaceutical Chemistry from the University of California, San Francisco, and an M.B.A. with concentrations in Finance, Strategy, and Entrepreneurship from the University of Chicago Booth School of Business.

Mark Stenhouse has served as our Chief Operating Officer since March 2021. Previously, Mr. Stenhouse served as a member of our board of directors from April 2018 to October 2020 and then as an advisor to our company through February 2021. Mr. Stenhouse served as General Manager, Screening at Exact Sciences Corporation from November 2019 to January 2021 and as an advisor to the company through February 2021. Mr. Stenhouse served as President, Cologuard at Exact Sciences Corporation from April 2018 until November 2019. From October 2016 until March 2018, Mr. Stenhouse served as Vice President, U.S. Immunology of AbbVie, Inc., where he oversaw U.S. expansion into the immunology marketplace. From April 2010 until September 2016, Mr. Stenhouse served as Vice President and Vice President/General Manager, U.S. Immunology-Gastroenterology Franchise at AbbVie. From September 2006 through March 2010, Mr. Stenhouse held various senior management, marketing and sales positions within Abbott Laboratories’ U.S. Immunology division. Mr. Stenhouse has served as a member of the Board of Directors of Phathom Pharmaceuticals, Inc. since March 2020. Mr. Stenhouse holds a B.B.A. from the College of Charleston.

CORPORATE GOVERNANCE

General

The Board has adopted Corporate Governance Guidelines, a Code of Conduct and Ethics and charters for our Nominating and Corporate Governance Committee, Audit Committee and Compensation Committee to assist the Board in the exercise of its responsibilities and to serve as a framework for the effective governance of the Company. You can access our current committee charters, and our Code of Conduct and Ethics in the “Governance” section of the “Investors” page of our website located at www.prometheusbiosciences.com, or by writing to our Secretary at our offices at 3050 Science Park Road, San Diego, California 92121. Please note, however, that the information contained on the website is not incorporated by reference in, or considered part of, this proxy statement.

Director Independence

The Board currently consists of eight members. The Board has determined that all of our directors, other than Mr. McKenna and Mr. Laur, are independent directors in accordance with the listing requirements of the Nasdaq Global Select Market (“Nasdaq”). The Nasdaq independence definition includes a series of objective tests, including that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his family members has engaged in various types of business dealings with us. In addition, as required by Nasdaq rules, the Board has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the Board reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management. There are no family relationships among any of our current directors or executive officers.

Board Diversity and Director Nomination Process

Our Nominating and Corporate Governance Committee is responsible for reviewing with the Board, on an annual basis, the appropriate characteristics, skills and experience required for the Board as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members) for election or appointment, the Nominating and Corporate Governance Committee, in recommending candidates for election, and the Board will take into account many factors, including the following:

•	personal and professional integrity, ethics and values;

•	experience in corporate management, such as serving as an officer or former officer of a publicly-held company;

•	experience as a board member or executive officer of another publicly-held company;

•	strong finance experience;

•	diversity of expertise and experience in substantive matters pertaining to our business relative to other board members;

•	diversity of background and perspective, including, but not limited to, with respect to age, gender, race, place of residence and specialized experience;

•	experience relevant to our business industry and with relevant social policy concerns; and

•	relevant academic expertise or other proficiency in an area of our business operations.

Currently, the Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best maximize the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the Nominating and Corporate Governance Committee may also consider such other factors as it may deem to be in the best interests of our company and our stockholders. The Nominating and Corporate Governance Committee does, however, believe it appropriate for at least one member of our Board to meet the criteria for an “audit committee financial expert” as defined by SEC rules, and that a majority of the members of our Board meet the definition of “independent director” under Nasdaq qualification standards. The Nominating and Corporate Governance Committee also believes it is appropriate for our President and Chief Executive Officer to serve as the Chairman of our Board.

The following Board Diversity Matrix presents our Board diversity statistics in accordance with Nasdaq Rule 5606, as self-disclosed by our directors.

Board Diversity Matrix (As of March 24, 2022)
Board Size
Total Number of Directors	8

	Female	Male
Part I: Gender Identity

Directors	3	5
Part II: Demographic Background
Asian	0	1
White	3	4
LGBTQ+	1

Identification and Evaluation of Nominees for Directors

The Nominating and Corporate Governance Committee identifies nominees for director by first evaluating the current members of our Board willing to continue in service. Current members with qualifications and skills that are consistent with the Nominating and Corporate Governance Committee’s criteria for board of director service and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of our Board with that of obtaining a new perspective or expertise.

If any member of our Board does not wish to continue in service or if our Board decides not to re-nominate a member for re-election or if the Board decides to expand the size of the board, the Nominating and Corporate Governance Committee identifies the desired skills and experience of a new nominee in light of the criteria above. The Nominating and Corporate Governance Committee generally polls our Board and members of management for their recommendations. The Nominating and Corporate Governance Committee may also review the composition and qualification of the boards of directors of our competitors and may seek input from industry experts or analysts. The Nominating and Corporate Governance Committee reviews the qualifications, experience and background of the candidates. Final candidates are interviewed by the members of the Nominating and Corporate Governance Committee and by certain of our other independent directors and executive management. In making its determinations, the Nominating and Corporate Governance Committee evaluates each individual in the context of our Board as a whole, with the objective of assembling a group that can best contribute to the success of our company and represent stockholder interests through the exercise of sound business judgment. After review and deliberation of all feedback and data, the Nominating and Corporate Governance Committee makes its recommendation to our Board.

The Nominating and Corporate Governance Committee evaluates nominees recommended by stockholders in the same manner as it evaluates other nominees. We have not received director candidate recommendations from our stockholders, and we do not have a formal policy regarding consideration of such recommendations. However, any recommendations received from stockholders will be evaluated in the same manner that potential nominees suggested by members of our Board, management or other parties are evaluated.

Under our Bylaws, a stockholder wishing to suggest a candidate for director should write to our Secretary and provide such information about the stockholder and the proposed candidate as is set forth in our Bylaws and as would be required by SEC rules to be included in a proxy statement. In addition, the stockholder must include the consent of the candidate and describe any arrangements or undertakings between the stockholder and the candidate regarding the nomination. In order to give the Nominating and Corporate Governance Committee sufficient time to evaluate a recommended candidate and include the candidate in our proxy statement for the annual meeting, the recommendation should be received by our Corporate Secretary at our principal executive offices in accordance with our procedures detailed in the section below entitled “Stockholder Proposals.”

Communication from Stockholders

The Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Our Secretary is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the directors as he considers appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that our Secretary and Chairman of the Board consider to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications. Stockholders who wish to send communications on any topic to the Board should address such communications to the Board in writing: c/o Secretary, Prometheus Biosciences, Inc., 3050 Science Park Road, San Diego, California 92121.

Director Attendance at Annual Meetings

Although we do not have a formal policy regarding attendance by members of our Board at our Annual Meeting, we encourage all of our directors to attend.

Board Leadership Structure - Chairman and Lead Independent Director

The Board is currently led by our Chairman of the Board, President and Chief Executive Officer, Mark C. McKenna, and our Lead Independent Director, Joseph C. Papa. The Board recognizes that it is important to determine an optimal board leadership structure to ensure the independent oversight of management as we continue to grow. We separate the roles of Chairman of the Board and Lead Independent Director in recognition of the differences between the two roles. The Chairman of the Board is responsible for setting the strategic direction for our Company, takes a lead role in managing the Board and facilitating effective communication among directors and presides over meetings of the full Board. The Lead Independent Director provides leadership to the independent directors, liaises on behalf of the independent directors and ensures board effectiveness to maintain high-quality governance of our Company and the effective functioning of the Board. We believe that this separation of responsibilities provides a balanced approach to managing the Board and overseeing our Company.

The Board has concluded that our current leadership structure is appropriate at this time. However, the Board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.

Role of Board in Risk Oversight Process

The Board has responsibility for the oversight of our risk management processes and, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on our business and the steps we take to manage them. The risk oversight process includes receiving regular reports from Board committees and members of senior management to enable the Board to understand our risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, strategic and reputational risk.

The Audit Committee reviews information regarding liquidity and operations, and oversees our management of financial risks. Periodically, the Audit Committee reviews our policies with respect to risk assessment, risk management, loss prevention and regulatory compliance. Oversight by the Audit Committee includes direct communication with our external auditors, and discussions with management regarding significant risk exposures and the actions management has taken to limit, monitor or control such exposures. The Compensation Committee is responsible for assessing whether any of our compensation policies or programs has the potential to encourage excessive risk-taking. The Nominating and Corporate Governance Committee manages risks associated with the independence of the Board, corporate disclosure practices, and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks. Matters of significant strategic risk are considered by the Board as a whole.

Annual Board Evaluation

Our Corporate Governance Guidelines require the Nominating and Corporate Governance Committee to oversee an annual assessment by the Board of the Board’s performance. As provided in our Corporate Governance Guidelines, the Nominating and Corporate Governance Committee is responsible for establishing the evaluation criteria and implementing the process for such evaluation.

Code of Ethics

We have a written Code of Conduct and Ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted a current copy of the code in the “Governance” section of the “Investors” page of our website located at www.prometheusbiosciences.com.

In addition, we intend to post on our website all disclosures that are required by law or the listing standards of Nasdaq concerning any amendments to, or waivers from, any provision of the code.

Attendance by Members of the Board of Directors at Meetings

There were six meetings of the Board during the fiscal year ended December 31, 2021. With the exception of Mr. Hassan, who joined the Board in May 2022, during the fiscal year ended December 31, 2021, each director attended at least 75% of the aggregate of all meetings of the Board, and each director attended as least 75% of meetings of the committees on which such director served during the period in which he or she served as a director.

Committees of the Board

The Board has established three standing committees—Audit, Compensation and Nominating and Corporate Governance—each of which operates under a charter that has been approved by the Board. All of the members of each of the Board’s three standing committees are independent as defined under the Nasdaq rules. In addition, all members of the Audit Committee meet the independence requirements for Audit Committee members under Rule 10A-3 under the Securities Exchange Act of 1934 (the “Exchange Act”).

The current members of each of the Board committees and committee Chairs are set forth in the following chart.

Name of Director	Audit	Compensation	Nominating and Corporate Governance
Helen C. Adams, CPA†	C†	—	—
Fred Hassan	—	X	C
Martin Hendrix, Ph.D.	X	—	X
Joseph C. Papa	—	C	—
Judith L. Swain, M.D.	—	—	X
Mary Szela	X	X	—

C	Committee Chairperson
†	Financial Expert

Audit Committee

The Audit Committee’s main function is to oversee our accounting and financial reporting processes and the audits of our financial statements. This committee’s responsibilities include, among other things:

•	appointing our independent registered public accounting firm;

•	evaluating the qualifications, independence and performance of our independent registered public accounting firm;

•	approving the audit and non-audit services to be performed by our independent registered public accounting firm;

•	reviewing the design, implementation, adequacy and effectiveness of our internal accounting controls and our critical accounting policies;

•	discussing with management and the independent registered public accounting firm the results of our annual audit and the review of our quarterly unaudited financial statements;

•	reviewing, overseeing and monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

•	reviewing on a periodic basis, or as appropriate, any investment policy and recommending to the Board any changes to such investment policy;

•	reviewing with management and our auditors any earnings announcements and other public announcements regarding our results of operations;

•	preparing the report that the SEC requires in our annual proxy statement;

•	reviewing and approving any related party transactions and reviewing and monitoring compliance with our code of conduct and ethics; and

•	reviewing and evaluating, at least annually, the performance of the audit committee and its members including compliance of the audit committee with its charter.

The members of our Audit Committee are Ms. Adams, Dr. Hendrix and Ms. Szela. Ms. Adams serves as the Chairperson of the Audit Committee. All members of our Audit Committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq. The Board has determined that Ms. Adams is an “audit committee financial expert” as defined by applicable SEC rules and has the requisite financial sophistication as defined under the applicable Nasdaq rules and regulations. The Board has determined each of Ms. Adams, Dr. Hendrix and Ms. Szela are independent under the applicable rules of the SEC and Nasdaq. All members of our audit committee are independent under Nasdaq rules and Rule 10A-3. The audit committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq, which the Audit Committee will evaluate and review at least annually. The Audit Committee met four times during 2021. Both our external auditor and internal financial personnel meet privately with the Audit Committee and have unrestricted access to this committee.

Compensation Committee

Our Compensation Committee reviews, approves and recommends to the Board policies relating to compensation and benefits of our officers, employees and directors. The Compensation Committee approves corporate goals and objectives relevant to the compensation of our chief executive officer and other executive officers, evaluates the performance of these officers in light of those goals and objectives and approves the compensation of these officers based on such evaluations. The Compensation Committee also reviews and approves or makes recommendations to the Board regarding the issuance of stock options and other awards under our equity plan. In addition, the Compensation Committee periodically reviews and recommends to the Board compensation for service on the Board and any committees of the Board. The Compensation Committee may delegate its authority under its charter to one or more subcommittees as it deems appropriate from time to time as further described in its charter. The Compensation Committee will review and evaluate, at least annually, its charter, as well as review and evaluate, at least annually, the performance of the Compensation Committee and its members, including compliance by the compensation committee with its charter.

The Compensation Committee has retained Radford, a division of Aon Consulting, Inc. (“Radford”), as its independent compensation consultant to advise the Compensation Committee on matters pertaining to director and executive compensation, including advising as to market levels and practices, plan design and implementation, comparable company data, consulting best practices and governance principles, as well as on matters related to employee equity compensation. Radford does not provide any other services to the Company. The Compensation Committee has determined, and Radford has affirmed, that Radford’s work does not present any conflicts of interest and that Radford is independent. In reaching these conclusions, the Compensation Committee considered the factors set forth in Exchange Act Rule 10C-1 and Nasdaq listing standards.

The members of our compensation committee are Mr. Papa, Mr. Hassan and Ms. Szela. Mr. Papa serves as the Chairperson of the committee. Our Board has determined that each member of this committee is independent under the applicable rules and regulations of Nasdaq and is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act. The Compensation Committee met three times during 2021.

None of the members of our compensation committee is currently, or has at any time been, one of our officers or employees. None of our executive officers currently serves, or has served during the past fiscal year, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for assisting the Board in discharging the Board’s responsibilities regarding the identification of qualified candidates to become board members, the selection of nominees for election as directors at our annual meetings of stockholders (or special meetings of stockholders at which directors are to be elected), and the selection of candidates to fill any vacancies on the Board and any committees thereof. In addition, the Nominating and Corporate Governance Committee is responsible for overseeing our corporate governance policies, reporting and making recommendations to the Board concerning governance matters and oversight of the evaluation of the Board. The members of our Nominating and Corporate Governance Committee are Mr. Hassan, Dr. Hendrix and Dr. Swain. Mr. Hassan serves as the Chairperson of the committee. The Board has determined that each member of this committee is independent under the applicable rules and regulations of Nasdaq relating to Nominating and Corporate Governance Committee independence. The Nominating and Corporate Governance Committee operates under a written charter, which the Nominating and Corporate Governance Committee will review and evaluate at least annually. The Nominating and Corporate Governance Committee met two times during 2021.

EXECUTIVE AND DIRECTOR COMPENSATION

This section discusses the material components of the executive compensation program for our executive officers who are named in the “Summary Compensation Table” below, whom we refer to as our named executive officers or NEOs. For 2021, our NEOs and their positions were as follows:

•	Mark C. McKenna, Chairman of the Board, President and Chief Executive Officer;

•	Keith W. Marshall, Ph.D., Chief Financial Officer and Treasurer;

•	Mark Stenhouse, Chief Operating Officer; and

•	Allison Luo, M.D., Chief Medical Officer.

Summary Compensation Table

The following table presents summary information regarding the total compensation that was awarded to, earned by or paid to our NEOs for services rendered during the years ended December 31, 2021 and 2020.

Name and principal position	Year	Salary ($)	Bonus ($)(1)	Stock awards ($)	Option awards ($)(2)	Non-equity incentive plan compensation ($)(3)	All other compensation ($)(4)	Total ($)
Mark C. McKenna	2021	565,522	1,000,000	—	9,813,366	632,500	17,645	12,029,033
Chairman of the Board, President and Chief Executive Officer	2020	500,000	750,000	—	1,393,712	—	262,250	2,905,962
Keith W. Marshall, Ph.D.	2021	418,681	200,000	—	3,132,618	340,000	12,986	4,104,285
Chief Financial Officer and Treasurer	2020	157,212	73,000	—	531,894	—	210	762,316
Mark Stenhouse(5)	2021	359,615	25,000	—	2,909,459	212,500	10,674	3,512,248
Chief Operating Officer
Allison Luo, M.D.(6)	2021	450,187	—	—	3,407,763	364,800	12,986	4,235,736
Chief Medical Officer	2020	416,486	164,000	—	460,294	—	5,646	1,046,426

(1)

Represents a bonus paid to Mr. McKenna and Dr. Marshall in connection with the consummation of our initial public offering pursuant to their employment agreements. For Mr. Stenhouse, represents a $25,000 signing bonus in connection with his commencement of employment pursuant to his employment agreement. For 2020, the amounts represent the discretionary annual bonuses paid to our NEOs for 2020 service and performance. For 2020, the total for Mr. McKenna also includes a transaction bonus of $500,000 paid in August 2020 in consideration of the company’s execution of the co-development and manufacturing agreement with Dr. Falk Pharma GmbH for our PR600 program (the “Falk Agreement”).

(2)

Represents the grant date fair value of stock options to purchase shares of common stock of Prometheus Biosciences, Inc. computed in accordance with FASB ASC 718. See Note 8 to the consolidated financial statements for the fiscal years ended December 31, 2021 and December 31, 2020.

(3)	Represents annual bonuses paid to the NEOs in February 2022 for 2021 performance.
(4)

Includes matching contributions made by us on behalf of the NEOs under our 401(k) plan (in 2021, $11,600 for Mr. McKenna and Drs. Marshall and Luo, and $9,854 for Mr. Stenhouse and, in 2020, $4,615 for Mr. McKenna and $4,974 for Dr. Luo), life insurance premiums paid by us on behalf of the NEOs and a medical exam for Mr. McKenna. In 2020, Mr. McKenna also received $255,273 in relocation assistance provided by the company, of which $88,124 was a tax-gross up on such portion of the relocation benefits that were taxable to him.

(5)

Mr. Stenhouse commenced employment with us on March 1, 2021. Mr. Stenhouse’s Option Award amount includes an incremental $5,000 in stock-based compensation expense under FASB ASC 718 incurred due to the acceleration during 2021 of vesting of his outstanding equity award granted on May 23, 2018 and the extension of the exercise period of such award by one year in connection with being a former member of our Board.

(6)	Dr. Luo is married to William Sandborn, M.D., one of our former non-employee directors. Dr. Sandborn’s compensation is described below under “Director Compensation.”

Narrative Disclosure to Compensation Tables

The primary elements of compensation for our NEOs are base salary, annual performance bonuses and equity awards. The NEOs also participate in employee benefit plans and programs that we offer to our other employees, as described below.

Annual Base Salary

We pay our NEOs a base salary to compensate them for the performance of services rendered to us. The base salary payable to each NEO is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. Base salaries for our NEOs have generally been set at levels deemed necessary to attract and retain individuals with superior talent.

Each of Mr. McKenna, Dr. Marshall and Dr. Luo received a base salary increase in February 2021 to $575,000, $425,000 and $456,000, respectively. Mr. Stenhouse’s annual base salary of $425,000 was established by our board of directors in connection with his commencement of employment in March 2021.

We expect that base salaries for our NEOs will be reviewed periodically by our compensation committee, with adjustments expected to be made generally in accordance with the considerations described above and to maintain base salaries at competitive levels.

Bonus Compensation

We maintain an annual bonus plan pursuant to which our NEOs may earn annual bonuses based on Company and individual performance or as otherwise determined appropriate by our board of directors or compensation committee. Each NEO has an established target annual bonus amount. The 2021 target annual bonus amount for each NEO, expressed as a percentage of annual base salary, was 55% for Mr. McKenna and 40% for each of Dr. Marshall, Dr. Luo and Mr. Stenhouse.

Following its review of our performance during 2021, the compensation committee determined to award each of Mr. McKenna, Dr. Marshall and Dr. Luo an annual bonus equal to 200% of his or her target bonus for 2021 and Mr. Stenhouse an annual bonus equal to 150% of his target bonus based on his prorated 2021 salary. The compensation committee took into account its review of the Company’s success and significant Company achievement in 2021, including the consummation of our initial public offering and commencement of Phase 2 clinical trials, in approving the foregoing bonus payouts to the NEOs. The annual bonuses paid to our NEOs in February 2022 for 2021 are reflected in the Summary Compensation Table above.

In March 2021, in connection with the consummation our initial public offering, Mr. McKenna was awarded a bonus of $1,000,000 pursuant to his employment agreement and Dr. Marshall was awarded a bonus of $200,000 pursuant to his employment agreement.

Equity-Based Incentive Awards

Our equity-based incentive awards are designed to align our interests and the interests of our stockholders with those of our employees and consultants, including our named executive officers. The board of directors or compensation committee is responsible for approving equity grants. We typically grant equity awards to new hires upon their commencing employment with us. Annual awards are typically granted in the fourth quarter of each year. Generally, our equity awards vest over four years, subject to the employee’s continued employment with us on each vesting date.

In February 2021, we granted each of Mr. McKenna, Dr. Marshall and Dr. Luo options to purchase 566,307, 135,913 and 135,913 shares of our common stock, respectively, under our 2017 Equity Incentive Plan (the “2017 Plan”). The options were granted in recognition of the closing of the second tranche of the Company’s Series D preferred stock financing. Twenty-five percent of the options vest on the 12-month anniversary of the vesting commencement date, or February 4, 2021, and 1/48th of the options vest monthly thereafter, subject to continuous service through each vesting date. The options are also eligible for accelerated vesting on the terms provided in their respective employment letters.

In February 2021, we granted Mr. Stenhouse an option to purchase 240,000 shares of our common stock, under the 2017 Plan. The option was granted in connection with Mr. Stenhouse’s commencement of services with us and his employment as Chief Operating Officer. Twenty-five percent of the option vest on the 12-month anniversary of his consulting start date, February 9, 2021, and 1/48th of the options vest monthly thereafter, subject to continuous service through each vesting date. The options are also eligible for accelerated vesting on the terms provided in Mr. Stenhouse’s employment letter.

In November 2021, we granted each of Mr. McKenna, Mr. Stenhouse, Dr. Marshall and Dr. Luo options to purchase 290,000, 70,371, 102,155 and 113,677 shares of our common stock, respectively, under our 2021 Incentive Award Plan (the “2021 Plan”). Twenty-five percent of the options vest on the 12-month anniversary of the vesting commencement date, or November 14, 2021, and 1/48th of the options vest monthly thereafter, subject to continuous service through each vesting date. The options were granted at an exercise price of $36.32 per share, which was the fair market value per share of our common stock on the date of grant. The options are also eligible for accelerated vesting on the terms provided in their respective employment letters.

Other Elements of Compensation

Perquisites, Health, Welfare and Retirement Benefits

Our named executive officers are eligible to participate in our employee benefit plans, including our medical, dental, vision, group life, disability and accidental death and dismemberment insurance plans, in each case on the generally on same basis as all of our other employees, however we do offer our executives enhanced life insurance coverage and an annual comprehensive medical exam at company expense. We offer a 401(k) plan to our employees, including our named executive officers, as discussed in the section below entitled “401(k) Plan.”

We generally do not provide perquisites or personal benefits to our named executive officers. Our board of directors may elect to adopt qualified or non-qualified benefit plans in the future if it determines that doing so is in our best interests.

401(k) Plan

We maintain a defined contribution employee retirement plan, or 401(k) plan, for our employees. Our named executive officers are eligible to participate in the 401(k) plan on the same basis as our other employees. The 401(k) plan is intended to be a tax-qualified plan under Section 401(k) of the Internal Revenue Code. The 401(k) plan provides that each participant may make pre-tax deferrals from his or her compensation up to the statutory limit, which is $20,500 for calendar year 2022, and other testing limits. Participants who are age 50 or older can also make “catch-up” contributions, which in calendar year 2022 may be up to an additional $6,500 above the statutory limit. In 2021, we matched employee deferrals under the 401(k) plan at 100% of deferrals up to the first 3% of eligible compensation and 50% of deferrals up to the next 2% of eligible compensation. Participant contributions are held and invested, pursuant to the participant’s instructions, by the 401(k) plan’s trustee.

Nonqualified Deferred Compensation

We do not maintain nonqualified defined contribution plans or other nonqualified deferred compensation plans. Our board of directors may elect to provide our officers and other employees with non-qualified defined contribution or other nonqualified deferred compensation benefits in the future if it determines that doing so is in our best interests.

Termination or Change in Control Benefits

Our named executive officers may become entitled to certain benefits or enhanced benefits in connection with a change in control of our Company. Each NEO’s employment letter agreement entitles him or her to certain benefits, including accelerated vesting of equity awards, upon a qualifying termination of employment and/or a qualifying termination in connection with a change in control of our Company. For additional discussion, please see the section titled “Employment Letter Agreements with our NEOs.”

Employment Letter Agreements with our NEOs

Employment Letter Agreement with Mr. McKenna

We have entered into an employment letter agreement with Mr. McKenna, which governs the terms of his employment with us as our President and Chief Executive Officer. Mr. McKenna’s employment is at-will. Regardless of the manner in which his service terminates, Mr. McKenna is entitled to receive amounts previously earned during his term of service, including unpaid salary and bonus. In addition, Mr. McKenna is entitled to certain severance benefits under his employment letter agreement in the event of his termination under certain circumstances, subject to his execution of a release of claims and compliance with post-termination obligations.

Upon a termination without cause or resignation for good reason (as such terms are defined below), Mr. McKenna is entitled to: (i) continuation of his base salary for 12 months (such applicable period, the severance period), (ii) his target bonus, payable in lump sum, (iii) payment of the COBRA premiums for him and his eligible dependents until the end of the severance period, and (iv) accelerated vesting of any unvested time-based vesting equity awards. In the event of Mr. McKenna’s termination without cause or resignation for good reason within 24 months following a change in control (as such term is defined in our 2021 Plan), the severance period will be increased to 18 months. Mr. McKenna is also eligible to receive a gross-up payment for any excise taxes payable under Section 280G and 4999 of the Internal Revenue Code as a result of a change in control transaction (plus an additional amount necessary to put him you in the same after-tax position as if no excise tax had been imposed). Pursuant to his employment letter, Mr. McKenna was also eligible for a transaction bonus in the amount of $1,000,000 payable to Mr. McKenna upon the completion of our initial public offering. For purposes of Mr. McKenna’s employment letter agreement:

•

“cause” generally means his (i) conviction of a felony, plea of guilty or no contest to a felony, or confession of guilt to a felony; (ii) act or omission which constitutes willful misconduct or gross negligence that results in loss, damage or injury to us or our prospects, including, but not limited to (a) dishonesty or a breach of fiduciary duty to us or our stockholders, or (b) theft, fraud, embezzlement or other illegal conduct; (iii) continued failure, refusal or unwillingness to perform, to the reasonable satisfaction of our board of directors determined in good faith, any material duty or responsibility assigned to him, which failure of performance continues for a period of more than 30 days after written notice thereof has been provided by our board of directors, setting forth in reasonable detail the nature of such failure of performance; or (iv) the material breach of any of the provisions of his employment letter agreement or any other written agreement between him and us.

•

“good reason” generally means a resignation that occurs following the occurrence of any of the following without his written consent: (i) a material change in the geographic location at which he must perform his duties (with a relocation outside a 35-mile radius of his principal place of employment prior to such relocation considered material for this purpose); (ii) a material reduction of his base compensation, target bonus and/or benefits; (iii) any action or inaction that constitutes a material breach of his employment letter agreement by us; or (iv) a material reduction in his authority, duties or responsibilities (including a requirement to report to any person or entity other than our board of directors , or following a change in control, the board of directors (or similar governing body) of the ultimate parent company of the surviving entity in such change in control that has at least one class of publicly traded securities listed on a national stock exchange).

Employment Letter Agreement with Dr. Marshall

We have entered into an employment letter agreement with Dr. Marshall, which governs the terms of his employment with us as our Chief Financial Officer. Dr. Marshall’s employment is at-will. Regardless of the manner in which his service terminates, Dr. Marshall is entitled to receive amounts previously earned during his term of service, including unpaid salary and bonus. In addition, Dr. Marshall is entitled to certain severance benefits under his employment letter agreement in the event of his termination under certain circumstances, subject to his execution of a release of claims and compliance with post-termination obligations.

Upon a termination without cause or resignation for good reason, Dr. Marshall is entitled to: (i) continuation of his base salary for 12 months (such applicable period, the severance period), (ii) his target bonus, payable in lump sum, (iii) payment of the COBRA premiums for him and his eligible dependents until the end of the severance period, and (iv) accelerated vesting of any unvested time-based vesting equity awards. For purposes of Dr. Marshall’s employment letter agreement, the terms cause and good reason generally have the same meanings as given to such terms in Mr. McKenna’s employment agreement described above. Pursuant to his employment letter, Dr. Marshall was also eligible for a transaction bonus in the amount of $200,000 payable to Dr. Marshall upon the completion of our initial public offering.

Employment Letter Agreement with Mr. Stenhouse

We have entered into an employment letter agreement with Mr. Stenhouse, which governs the terms of his employment with us as Chief Operating Officer. Mr. Stenhouse’s employment is at-will. Regardless of the manner in which his service terminates, Mr. Stenhouse is entitled to receive amounts previously earned during his term of service, including unpaid salary and bonus. In addition, Mr. Stenhouse is entitled to certain severance benefits under his employment letter agreement in the event of his termination under certain circumstances, subject to his execution of a release of claims and compliance with post-termination obligations.

Upon a termination without cause or resignation for good reason (a, qualifying termination), Mr. Stenhouse is entitled to: (i) continuation of his base salary for 12 months (such applicable period, the severance period), (ii) his target bonus, payable in lump sum, (iii) payment of the COBRA premiums for him and his eligible dependents until the end of the severance period, and (iv) accelerated vesting of any unvested time-based vesting equity awards. Pursuant to his employment letter, Mr. Stenhouse also received a $25,000 signing bonus to cover temporary housing costs in San Diego. For purposes of Mr. Stenhouse’s employment letter agreement, the terms cause and good reason generally have the same meanings as given to such terms in Mr. McKenna’s employment agreement described above.

Employment Letter Agreement with Dr. Luo

We have entered into an employment letter agreement with Dr. Luo, which governs the terms of her employment with us as our Chief Medical Officer. Dr. Luo’s employment is at-will. Regardless of the manner in which her service terminates, Dr. Luo is entitled to receive amounts previously earned during her term of service, including unpaid salary and bonus. In addition, Dr. Luo is entitled to certain severance benefits under her employment letter agreement in the event of her termination under certain circumstances, subject to her execution of a release of claims and compliance with post-termination obligations.

Upon a termination without cause or resignation for good reason, Dr. Luo is entitled to: (i) continuation of her base salary for 12 months (such applicable period, the severance period), (ii) her target bonus, payable in lump sum, (iii) payment of the COBRA premiums for her and her eligible dependents until the end of the severance period, and (iv) accelerated vesting of any unvested time-based vesting equity awards. For purposes of Dr. Luo’s employment letter agreement, the terms cause and good reason generally have the same meanings as given to such terms in Mr. McKenna’s employment agreement described above.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information with respect to outstanding equity awards for each of our NEOs as of December 31, 2021.

	Option Awards(1)						Stock Awards
Name	Grant Date	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
Mark C. McKenna	11/14/2021	11/14/2021	—	290,000	$36.32	11/13/2031	—	—
	2/4/2021	2/4/2021	—	566,307	$6.70	2/3/2031	—	—
	12/18/2020	11/5/2020	144,009	387,716	$3.70	12/17/2030	—	—
	8/12/2020	6/30/2020	7,500	12,500	$3.10	8/11/2030	—	—
	5/5/2020	3/27/2020	58,075	74,669	$1.70	5/4/2030	—	—
	11/7/2019	9/9/2019	194,991	163,642	$2.90	11/6/2029	—	—
Keith W. Marshall, Ph.D.	11/14/2021	11/14/2021	—	102,155	$36.32	11/13/2031	—	—
	2/4/2021	2/4/2021	—	135,913	$6.70	2/3/2031	—	—
	12/18/2020	11/5/2020	33,323	89,717	$3.70	12/17/2030	—	—
	8/12/2020	8/3/2020	43,666	87,334	$3.10	8/11/2030	—	—
Mark Stenhouse	11/14/2021	11/14/2021	—	70,371	$36.32	11/13/2031	—	—
	2/9/2021	2/8/2021	—	240,000	$6.70	2/8/2031	—	—
	5/23/2018	5/23/2018	40,000	—	$0.50	5/22/2028	—	—
Allison Luo, M.D.	11/14/2021	11/14/2021	—	113,677	$36.32	11/13/2031	—	—
	2/4/2021	2/4/2021	—	135,913	$6.70	2/3/2031	—	—
	12/18/2020	11/5/2020	50,521	136,019	$3.70	12/17/2030	—	—
	8/12/2020	8/12/2020	7,500	—	$3.10	8/11/2030	—	—
	2/3/2020	2/3/2020	4,583	5,417	$2.90	2/2/2030	—	—
	10/1/2019	7/15/2019	—	—	—	—	9,896	$391,288
	8/2/2018	7/1/2018	—	—	—	—	3,646	$144,163

(1)

With the exception of the award granted to Dr. Luo on August 12, 2020, stock option awards generally vest as to 25% of such grant on the one year anniversary of the vesting commencement date and monthly thereafter in equal installments until fully vested at the fourth anniversary of the vesting commencement date, subject to the recipient’s continued service through each vesting date, and subject to accelerated vesting in certain circumstances as described above under “Employment Letter Agreements with our NEOs.” Dr. Luo’s August 12, 2020 award vested as to 100% of such grant on the one year anniversary of the vesting commencement date, subject to her continuous service through such vesting date. The award granted to Mr. Stenhouse on May 23, 2018 was granted in consideration of his prior service as a member of our board and fully vested in February 2021.

(2)

Represents restricted shares issued upon early exercise of stock options originally granted to Dr. Luo on October 1, 2019 at an exercise price of $2.90 per share and on August 2, 2018 at an exercise price of $0.50 per share, which options were subject to the standard vesting schedule described in footnote (1) above. The remaining restricted shares will vest in equal monthly installments until fully vested on July 15, 2023 and on July 1, 2022, respectively, subject to accelerated vesting in certain circumstances as described above under “Employment Letter Agreements with our NEOs.”

(3)	Calculated using the closing price per share of our common stock on December 31, 2021 ($39.54), the last trading day of 2021.

Director Compensation

Our director compensation program is intended to provide a total compensation package that enables us to attract and retain qualified and experience individuals to serve as directors and to align our directors’ interests with those of our stockholders. Directors who are also employees of our company do not receive compensation for their service on the board of directors. We have reimbursed, and will continue to reimburse, our non-employee directors for their actual out-of-pocket costs and expenses incurred in connection with attending board meetings.

Prior to our Initial Public Offering

Prior to our initial public offering, we paid cash compensation to certain of our non-employee members of our board of directors for their service as directors. Dr. Yamada received an annual cash fee of $100,000 and each of Mr. Papa, Dr. Sandborn, Ms. Adams, Dr. Swain and Ms. Szela received an annual cash retainer of $35,000.

In February 2021, we granted each of Dr. Yamada, Mr. Papa, Ms. Adams and Dr. Swain options to purchase 135,913, 22,652, 30,000 and 30,000 shares of our common stock, respectively, under the 2017 Plan. The options were granted to Dr. Yamada and Mr. Papa in recognition of the closing of the second tranche of the Company’s Series D preferred stock financing. The options were granted to Ms. Adams and Dr. Swain in connection with their commencement of service on our board of directors. Twenty-five percent of the options vest on the 12-month anniversary of the vesting commencement date, or February 4, 2021, and 1/48th of the options vest monthly thereafter, subject to continuous service through each vesting date. The options also vest on an accelerated basis in the event of a change in control.

Following our Initial Public Offering

In connection with the consummation of our initial public offering, our board of directors adopted the non-employee director compensation policy.

The non-employee director compensation policy provides for annual retainer fees and/or equity awards for our non-employee directors. Each non-employee director receives an annual retainer of $40,000, with our chairman or lead independent director receiving an annual retainer of $100,000. A non-employee director serving as the chair of the audit, compensation and nominating and corporate governance committees will receive additional annual retainers of $15,000, $10,000 and $8,000, respectively. A non-employee director serving as a member of the audit, compensation and nominating and corporate governance committees will receive additional annual retainers of $7,500, $5,000 and $4,000, respectively.

The non-employee directors also receive initial grants of options to purchase 40,000 shares of our common stock, vesting monthly over three years, upon election to the board of directors, and thereafter annual grants of options to purchase 20,000 shares of our common stock, vesting on the first to occur of (1) the first anniversary of the grant date or (2) the next occurring annual meeting of our stockholders, in each case subject to the non-employee director’s continued service through the applicable vesting date. In addition, equity awards granted to our non-employee directors will vest upon a change in control of our company.

In November 2021, our board of directors amended our non-employee director compensation policy to provide that committee chair retainers would be paid in the form of stock options. As a result of this amendment, in lieu of an additional cash retainer for service as chairman or lead independent director, a non-employee director serving in such role will receive stock options with a value of $25,000. In addition, a non-employee director serving as the chair of the audit, compensation and nominating and corporate governance committees will receive stock options will a value of $15,000, $10,000 and $8,000, respectively. The number of options be granted will be calculated on the grant date in accordance with the Black-Scholes option pricing model (utilizing the same assumptions that the company utilizes in preparation of its financial statements and the average closing price per share of the company’s common stock for the 30 trading days preceding the grant date). Commencing in 2022, these chairman, lead independent director and committee chair awards will be granted on the date of each annual meeting of our stockholders. In November 2021, we granted each of Ms. Adams, Mr. Hassan and Mr. Papa options to purchase 1,083, 541 and 2,165 shares of our common stock, respectively, under the 2021 Plan pursuant to this amendment in consideration of their service as chair of our audit committee, chair of our nominating and corporate governance committee and chair of our compensation committee and lead independent director, respectively. The options will vest on the first anniversary of the grant date, subject to the non-employee director’s continued service through the applicable vesting date. The options also vest on an accelerated basis in the event of a change in control.

In February 2022, our board of directors further amended our non-employee director compensation policy to provide that non-employee directors will receive, upon their initial election or appointment to our board of directors, a number of options to purchase share of our common stock having a value of $600,000, calculated on the grant date in accordance with the Black-Scholes option pricing model (utilizing the same assumptions that the company utilizes in preparation of its financial statements and the average closing price per share of the company’s common stock for the 30 trading days preceding the grant date). In addition, on the date of each annual meeting of our stockholders, non-employee directors will receive annual awards having a value of $400,000, calculated on the grant date in accordance with the Black-Scholes option pricing model (utilizing the same assumptions that the company utilizes in preparation of its financial statements and the average closing price per share of the company’s common stock for the 30 trading days preceding the grant date).

Except as noted above, the other terms of the non-employee director compensation policy adopted at the time of our initial public offering remain in effect.

Compensation under our non-employee director compensation policy is subject to the annual limits on non-employee director compensation set forth in the 2021 Plan. Our board of directors or its authorized committee may modify the non-employee director compensation program from time to time in the exercise of its business judgment, taking into account such factors, circumstances and considerations as it shall deem relevant from time to time, subject to the annual limit on non-employee director compensation set forth in the 2021 Plan. As provided in the 2021 Plan, our board of directors or its authorized committee may make exceptions to this limit for individual non-employee directors in extraordinary circumstances, as the board of directors or its authorized committee may determine in its discretion, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation or in other compensation decisions involving non-employee directors.

2021 Director Compensation Table

The following table summarizes compensation received by our non-employee directors for services rendered during the year ended December 31, 2021. Mr. McKenna is excluded from the following table because he served as our Chairman of the Board, President and Chief Executive Officer during 2021. His compensation is included in the Summary Compensation Table above.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
Helen C. Adams, CPA(2)	43,678	179,046	—	222,724
Joy Ghosh(3)	—	—	—	—
Fred Hassan(4)	29,587	439,811	—	469,398
Martin Hendrix, Ph.D.	40,533	574,400	—	614,933
James D. Laur	32,878	574,400	—	607,278
Joseph C. Papa	44,532	167,593	—	212,125
William Sandborn, M.D.(5)	3,402	70,785	31,598	105,785
Adam Stone(3)	—	—	—	—
Judith L. Swain, M.D. (6)	38,825	153,000	—	191,825
Mary Szela(7)	45,420	573,200	—	618,620
Shierley Widjaja(8)	—	—	—	—
Tadataka (Tachi) Yamada, M.D.(9)	56,259	5,368,833	—	5,425,092

(1)

Represents the grant date fair value of stock options to purchase shares of common stock of Prometheus Biosciences, Inc. computed in accordance with FASB ASC 718. See Note 8 to the consolidated financial statements for the fiscal year ended December 31, 2021 included with this prospectus for a description of the assumptions used in valuing our stock options.

(2)	Ms. Adams was appointed as a member of our board of directors effective February 4, 2021.
(3)	Mr. Ghosh and Mr. Stone resigned from our board of directors effective February 4, 2021.
(4)	Mr. Hassan was appointed as a member of our board of directors effective May 14, 2021.

(5)

Dr. Sandborn is married to Dr. Luo, our Chief Medical Officer. Dr. Luo’s compensation is described above under “Executive Compensation.” Dr. Sandborn resigned from the board of directors effective February 4, 2021, but continues to serve as an advisor to the Company and the chairman of our scientific advisory board. Mr. Sandborn received $31,598 during 2021 pursuant to his scientific advisory board consulting agreement with our Company.

(6)	Dr. Swain was appointed as a member of our board of directors effective February 4, 2021.
(7)	Ms. Szela was appointed as a member of our board of directors effective February 17, 2021.
(8)	Ms. Widjaja resigned from our board of directors effective February 17, 2021.
(9)

Dr. Yamada passed away in August 2021. Dr. Yamada’s Option Award amount includes $4.7 million in stock based compensation expense under FASB ASC 718 incurred due to the acceleration during 2021 of vesting of all of his outstanding equity awards and the extension of the exercise period of such awards for an additional year beyond the current expiration date in connection with his passing.

The aggregate number of shares subject to stock options outstanding at December 31, 2021 for the individuals who served as non-employee directors during 2021 was as follows:

Name	Number of Securities Underlying Options Outstanding at December 31, 2021
Helen C. Adams, CPA	31,083
Joy Ghosh	—
Fred Hassan	40,541
Martin Hendrix, Ph.D	40,000
James D. Laur	40,000
Joseph C. Papa	67,157
William Sandborn, M.D.	31,792
Adam Stone	—
Judith L. Swain, M.D.	30,000
Mary Szela	40,000
Shierley Widjaja	—
Tadataka (Tachi) Yamada, M.D.	389,953

Equity Compensation Plan Information

The following table provides information on our equity compensation plans as of December 31, 2021.

As of December 31, 2021, we had three equity compensation plans, consisting of the Prometheus Biosciences, Inc. 2021 Incentive Award Plan (the “2021 Plan”), the Prometheus Biosciences, Inc. 2017 Equity Incentive Plan (the “2017 Plan”) and the Prometheus Biosciences, Inc. 2021 Employee Stock Purchase Plan (the “2021 ESPP”), in place under which shares of our common stock were authorized for issuance detailed as follows:

Plan Category	Number of securities to be issued upon the exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	6,488,923(1)	$12.17(2)	2,189,913(3)
Equity compensation plans not approved by security holders	—	—	—

Total	6,488,923	$12.17	2,189,913

(1)

Includes 1,812,673 shares of common stock that were subject to awards as of December 31, 2021 under the 2021 Plan and 4,661,366 shares of common stock that were subject to awards as of December 31, 2021 under the 2017 Plan and 14,884 shares of common stock that were subject to a warrant as of December 31, 2021.

(2)	Represents the weighted-average exercise price of outstanding options.
(3)

Includes 1,856,063 shares of common stock available for issuance under the 2021 Plan and 333,850 shares of common stock available for issuance under the 2021 ESPP (all of which were eligible for purchase pursuant to the offering period in effect on December 31, 2021). With respect to our 2021 Plan, this number includes future awards and shares remaining available for issuance under the 2017 Plan which became available for issuance under the 2021 Plan. This amount does not include any additional shares that may become available for future issuance under the 2021 Plan pursuant to the automatic increase to the share reserve on January 1 of each of our calendar years beginning 2022 and continuing through 2031 by the number of shares equal to the lesser of (i) 5% of the total outstanding shares of our common stock as of the immediately preceding December 31 and (ii) such smaller number of shares as is determined by our board of directors . Additionally, this amount does not include any additional shares that may become available for future issuance under the 2021 ESPP pursuant to the automatic increase to the share reserve on January 1 of each of our calendar years beginning 2022 and continuing through 2031 by the number of shares equal to the lesser of (i) 1% of the total outstanding shares of our common stock as of the immediately preceding December 31 and (ii) such smaller number of shares as determined by our board of directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table and accompanying footnotes set forth certain information with respect to the beneficial ownership of our common stock at March 24, 2022 for:

•	each of our directors;

•	each of our Named Executive Officers;

•	all of our current directors and executive officers as a group; and

•	each period, or group of affiliated persons, who beneficially owned more than 5% of our outstanding common stock.

We have determined beneficial ownership in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares of common stock that they beneficially owned, subject to applicable community property laws.

Applicable percentage ownership is based on 39,102,007 shares of common stock outstanding as of March 24, 2022. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of common stock subject to options, warrants or other rights held by that person or entity that are currently exercisable within 60 days of March 24, 2022. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Prometheus Biosciences, Inc., 3050 Science Park Road, San Diego, California 92121.

	Beneficial Ownership
Name of Beneficial Owner	Number	Percentage
5% or Greater Stockholders

Cedars Sinai Intellectual Property Company(1)	5,008,508	12.8%
Eventide Healthcare & Life Sciences Fund(2)	3,742,507	9.6%
Entities affiliated with Nestlé S.A.(3)	3,730,841	9.5%
Entities affiliated with RTW Investments(4)	3,264,031	8.3%
Perceptive Life Sciences Master Fund, Ltd.(5)	3,172,785	8.1%
Entities affiliated with BlackRock, Inc.(6)	2,160,769	5.5%
Entities affiliated with Point72 Biotech Private Investments, LLC(7)	1,982,561	5.1%

Named Executive Officers and Directors

Mark C. McKenna(8)	705,124	1.8%
Keith W. Marshall, Ph.D.(9)	145,925	*
Mark Stenhouse(10)	130,315	*
Allison Luo, M.D.(11)	235,197	*
Joseph C. Papa(12)	39,662	*
Helen C. Adams, CPA(13)	10,416	*
Fred Hassan(14)	13,603	*
Martin Hendrix, Ph.D.(15)	15,555	*
James Laur(16)	15,555	*
Judith L. Swain, M.D.(17)	9,375	*
Mary Szela(18)	16,666	*

All executive officers and directors as a group (11 persons)	1,337,393	3.4%

*	Less than 1%.

(1)

Based on the Schedule 13G filed with the SEC on February 11, 2022. Consists of 5,008,508 shares of common stock held by Cedars Sinai Intellectual Property Company, a subsidiary of Cedars-Sinai Medical Center. Thomas M. Priselac, the President and Chief Executive Officer of Cedars-Sinai Medical Center, and Edward M. Prunchunas, the Senior Vice President and Chief Financial Officer of Cedars-Sinai Medical Center, are deemed to share voting and dispositive power with respect to the shares held by Cedars Sinai Intellectual Property Company.

(2)

Based on the Schedule 13G filed with the SEC on February 14, 2022 by Eventide Asset Management, LLC (“Eventide LLC”) and Finny Kuruvilla, M.D. Ph. D. and Robin C. John. Eventide LLC, a Delaware limited liability company, is the investment adviser to the Eventide Healthcare & Life Sciences Fund, which is a registered investment company (the “Fund”). Eventide LLC is the beneficial owner of 3,742,507 shares of common stock held by the Fund. The address of Eventide LLC, the Fund, Dr. Kuruvilla and Mr. John is One International Place, Suite 4210, Boston, MA 02110.

(3)

Based on the Schedule 13G filed with SEC on February 14, 2022. Consists of (i) 2,085,841 shares of common stock held by NHS and (ii) 1,645,000 shares of common stock held by SPN. Each of (a) SPN, an indirect parent of NHS, (b) NIMCO US, Inc.(“ NIMCO”), the direct parent of NHS, (c) Nestlé US Holdco, Inc., (“Nestlé US Holdco”), an indirect parent of NHS, and (d) Nestlé S.A. a publicly traded company and the ultimate parent of each of NHS, NIMCO, Nestlé US Holdco and SPN, has shared voting power and shared dispositive power with respect to the 2,085,841 shares held by NHS. Each of (x) SPN and (y) Nestlé S.A. has shared voting power and shared dispositive power with respect to the 1,645,000 shares held by SPN. The principal executive office of NHS, NIMCO and Nestlé US Holdco is 1812 North Moore Street, Arlington, VA 22209 and the principal executive office of SPN and Nestlé S.A. is Avenue Nestlé 55, CH-1800, Vevey Switzerland.

(4)

Based on the Schedule 13G filed with the SEC on March 17, 2021 by RTW Investments, LP (the “Adviser”), RTW Master Fund, Ltd. and Roderick Wong. Consists of 3,264,031 shares of common stock held in the aggregate by RTW Master Fund, Ltd. and one or more private funds (together the “Funds”) managed by the Adviser. The Adviser, in its capacity as the investment manager of the Funds, has the power to vote and the power to direct the disposition of all Shares held by the Funds. Accordingly, the Adviser may be deemed to beneficially own an aggregate of 3,264,031 Shares. Roderick Wong is the Managing Partner of the Adviser and as such shares voting and investment control over such shares. The Adviser, RTW Master Fund, Ltd. and Dr. Wong disclaim beneficial ownership of such shares except to the extent of their respective pecuniary interests therein. The address of The Adviser, RTW Master Fund, Ltd. and Dr. Wong is 40 10th Avenue, Floor 7, New York, New York, 10014.

(5)

Based on the Schedule 13G/A filed with the SEC on February 14, 2022 by Perceptive Advisors LLC (“Perceptive Advisors”), Joseph Edelman and Perceptive Life Sciences Master Fund, Ltd. (the “Master Fund”) The Master Fund directly holds 3,172,785 shares of Common Stock. Perceptive Advisors serves as the investment manager to the Master Fund and may be deemed to beneficially own such shares. Mr. Edelman is the managing member of Perceptive Advisors and may be deemed to beneficially own such shares. The address of Perceptive Advisors, the Master Fund and Mr. Edelman is 51 Astor Place, 10th Floor, New York, New York 10003.

(6)

Based on the Schedule 13G filed with the SEC on February 4, 2022, BlackRock, Inc. has the sole power to vote or direct the vote of an aggregate of 2,126,736 shares of common stock, and has the sole power to dispose or direct the disposition of an aggregate of 2,160,769 shares of common stock. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(7)

Based on the Schedule 13G/A filed with SEC on February 14, 2022. Consists of (i) 1,848,024 shares of common stock held by Point72 Biotech Private Investments, LLC (“Point72 Biotech”) and (ii) 134,537 shares of common stock held an investment fund managed by Point72 Asset Management, L.P. (“Point72 Asset Management”). Differentiated Ventures Investments, LLC (“DVI”) is the managing member of Point72 Biotech and may be deemed to share beneficial ownership over the 1,848,024 shares held by Point72 Biotech. 72 Investment Holdings, LLC (“72 IH”) is the sole member of DVI and may be deemed to share beneficial ownership over the 1,848,024 shares of which DVI may be deemed the beneficial owner. Point72 Asset Management is the manager to a private investment fund and pursuant to an investment management agreement, Point72 Asset Management maintains investment and voting power with respect to securities held by such private investment fund and, as a result, may be deemed to share beneficial ownership over the 134,537 shares held by such private investment fund. Point72 Capital Advisors, Inc. (“Point72 Capital Advisors”) is the general partner of Point72 Asset Management and may be deemed to share beneficial ownership of the 134,537 shares of which Point72 Asset Management may be deemed the beneficial owner. Steven A. Cohen is the sole member of 72 IH and Point72 Capital Advisors and may be deemed to beneficially own both the 1,848,024 shares of which 72 IH may be deemed the beneficial owner and the 134,537 shares of which Point72 Capital Advisors may be deemed the beneficial owner. Each of Point72 Biotech, DVI, 72 IH, Point72 Asset Management, Point72 Capital Advisors and Mr. Cohen disclaims beneficial ownership of such shares except to the extent of any pecuniary interest therein. The address of Point72 Biotech, Point72 Asset Management, DVI, 72 IH, Point72 Capital Advisors and Mr. Cohen is c/o Point72, L.P., 72 Cummings Point Road, Stamford, CT 06902.

(8)

Consists of (i) 16,495 shares of common stock held by Mr. McKenna and (ii) 688,629 shares of common stock underlying options held by Mr. McKenna that are exercisable as of March 24, 2022 or that will become exercisable within 60 days after such date.

(9)	Consists of 145,925 shares of common stock underlying options held by Dr. Marshall that are exercisable as of March 24, 2022 or that will become exercisable within 60 days after such date.
(10)

Consists of (i) 15,315 shares of common stock held by Mr. Stenhouse and (ii) 115,000 shares of common stock underlying options held by Mr. Stenhouse that are exercisable as of March 24, 2022 or that will become exercisable within 60 days after such date.

(11)

Consists of (i) 44,395 shares of common stock held by Dr. Luo, (ii) 63,583 shares of common stock held by Dr. Luo’s spouse, (iii) 113,753 shares of common stock underlying options held by Dr. Luo that are exercisable as of March 24, 2022 or that will become exercisable within 60 days after such date, and (iv) 13,466 shares of common stock underlying options held by Dr. Luo’s spouse that are exercisable as of March 24, 2022 or that will become exercisable within 60 days after such date.

(12)

Consists of (i) 15,000 shares of common stock held by Mr. Papa and (ii) 24,662 shares of common stock underlying options held by Mr. Papa that are exercisable as of March 24, 2022 or that will become exercisable within 60 days after such date.

(13)

Consists of (i) 500 shares of common stock held by Ms. Adams and (ii) 9,916 shares of common stock underlying options held by Ms. Adams that are exercisable as of March 24, 2022 or that will become exercisable within 60 days after such date.

(14)	Consists of 13,603 shares of common stock underlying options held by Mr. Hassan that are exercisable as of March 24, 2022 or that will become exercisable within 60 days after such date.
(15)	Consists of 15,555 shares of common stock underlying options held by Dr. Hendrix that are exercisable as of March 24, 2022 or that will become exercisable within 60 days after such date.
(16)	Consists of 15,555 shares of common stock underlying options held by Mr. Laur that are exercisable as of March 24, 2022 or that will become exercisable within 60 days after such date.
(17)	Consists of 9,375 shares of common stock underlying options held by Dr. Swain that are exercisable as of March 24, 2022 or that will become exercisable within 60 days after such date.
(18)	Consists of 16,666 shares of common stock underlying options held by Ms. Szela that are exercisable as of March 24, 2022 or that will become exercisable within 60 days after such date.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a summary of transactions entered into or existing since January 1, 2020 to which we have been a party in which the amount involved exceeded or will exceed $120,000 (or, if less, 1% of the average of our total assets amounts as of December 31, 2021), and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements, which are described under “Executive and Director Compensation.” We also describe below certain other transactions with our directors, executive officers and stockholders.

Preferred Stock Financings

Series B Convertible Preferred Stock Financings. In November 2018, we entered into a Series B preferred stock purchase agreement, pursuant to which we sold to investors in an initial closing and subsequent closing in November 2018 and May 2019, respectively, in private placements, an aggregate of 26,666,667 shares of Series B convertible preferred stock. The per share purchase price was $0.75, and we received gross proceeds of approximately $20 million.

Series C Convertible Preferred Stock Financings. In June 2019, we entered into a Series C preferred stock purchase agreement, as amended in March 2020, pursuant to which we sold to investors in an initial closing and subsequent closing in June 2019 and March 2020, respectively, in a private placement, an aggregate of 53,063,500 shares of Series C convertible preferred stock, including shares issued to Nestlé Health Science US Holdings Inc. (NHS) and Société des Produits Nestlé S.A. (SPN) as part of our acquisition of PLI described below. The per share purchase price was $1.00, and we received gross proceeds of approximately $28.1 million from the sale of stock to investors, excluding NHS and SPN.

Series D Convertible Preferred Stock Financing. In October 2020, we entered into a Series D preferred stock purchase agreement, pursuant to which we sold to investors, in a private placement, an aggregate of 66,155,067 shares of Series D-1 convertible preferred stock in an initial closing, including shares issued to NHS as part of our acquisition of PLI described below, at a per share purchase price of $0.7558. In January 2021, in a subsequent closing, we sold to investors 93,995,300 shares of Series D-2 convertible preferred stock, in a private placement, including shares issued to NHS as part of our acquisition of PLI described below, at a per share purchase price of $0.8510. We received gross proceeds of approximately $120.0 million from the sale of stock to investors, excluding NHS.

The following table sets forth the aggregate number of these securities acquired by the listed directors, executive officers or holders of more than 5% of our capital stock, or their affiliates. Each outstanding share of preferred stock converted into shares of common stock at a ratio of ten-for-one immediately prior to the closing of our initial public offering.

Participants	Series B Preferred Shares	Series C Preferred Shares	Series D-1 Preferred Shares	Series D-2 Preferred Shares
5% or Greater Stockholders(1)
Cedars-Sinai Medical Center	12,000,000	25,000,000	2,544,425	3,615,656
Société des Produits Nestlé S.A(2)	—	16,450,000	—	—
Nestlé Health Science US Holdings Inc.(3)	—	8,550,000	5,088,851	7,219,560
Ascend Global Investment Fund SPC—Strategic Segregated Portfolio	10,084,791	—	508,855	723,131
Mutual Fund Series Trust, on behalf of Eventide Healthcare & Life Sciences Fund	—	—	10,177,703	14,462,623
Perceptive Life Sciences Master Fund, Ltd.	—	—	10,177,703	14,462,623
Entities affiliated with RTW Master Fund, Ltd.	—	—	10,177,703	14,462,623
Entities affiliated with Cowen Healthcare Investments III LP	—	—	10,177,703	14,462,623
Entities affiliated with Cormorant Global Healthcare Master Fund, LP	—	—	7,633,277	10,846,968
Point72 Biotech Private Investments, LLC	—	—	7,623,277	10,846,968

(1)	Additional details regarding these stockholders and their equity holdings are provided in the section titled “Security Ownership of Certain Beneficial Owners and Management.”
(2)	Represents securities acquired by SPN in connection with our acquisition of PLI.
(3)

Represents 3,550,000 shares acquired by NHS in June 2019, 5,000,000 shares acquired by NHS in June 2020, 5,088,851 shares acquired by NHS in October 2020 upon conversion of deferred purchase price from cash to stock, in connection with our acquisition of PLI and 7,219,560 shares acquired by NHS in January 2021 upon conversion of deferred purchase price from cash to stock, in connection with our acquisition of PLI.

Agreements with Cedars-Sinai

In September 2017, we entered into an exclusive license agreement with Cedars-Sinai that grants us an exclusive, worldwide license from Cedars-Sinai with respect to certain patent rights, information and materials related to therapeutic targets and companion diagnostic products for the diagnosis and treatment of IBD and other immune-mediated diseases, in each case to conduct research and development, as well as to commercialize diagnostic or therapeutic products (Cedars-Sinai Products) that are covered by the patents or that are developed through use of the licensed rights. As upfront consideration for the original license agreement, we issued to Cedars-Sinai 257,500 shares of fully vested common stock and 335,000 shares of restricted common stock, which shares fully vested in September 2020. We are obligated to pay Cedars-Sinai low- to mid-single digit percentage royalties on net sales of therapeutic and diagnostic Cedars-Sinai Products. In August 2021, we amended and restated the agreement to, among other things, add a joint steering committee and cover new intellectual property.

Shlomo Melmed, M.D., a member of our board of directors until his resignation effective September 29, 2020, is the Executive Vice President of Academic Affairs, Dean of the Medical Faculty and Professor of Medicine at Cedars-Sinai. James Laur, also a member of our board of directors, is the Vice President, Intellectual Property for Cedars-Sinai.

Prometheus Laboratories, Inc.

PLI Acquisition and Spinoff

In June 2019, we, NHS and SPN entered into a stock purchase agreement whereby we acquired 100% of the issued and outstanding equity of PLI from NHS, as well as certain intellectual property rights from SPN. In consideration for the acquisition, we issued to NHS and SPN an aggregate of 25,000,000 shares of Series C convertible preferred stock in connection with our Series C convertible preferred stock financing described above (or approximately $25 million of stock based upon a fair market value of $1.00 per share). Under the terms of the agreement, we are also required to pay NHS $15.0 million in deferred cash payments due as follows: $5.0 million due on June 30, 2020 and $10.0 million due on June 30, 2021, which were settled as follows: $5.0 million of deferred cash payments were converted to 5,000,000 Series C convertible preferred stock in June 2020; $3.8 million of deferred cash payments were converted to 5,088,851 shares of Series D-1 convertible preferred stock in October 2020; and $6.2 million of deferred cash payments were converted to 7,219,560 shares of Series D-2 convertible preferred stock in January 2021. Grégory Behar, a former member of our board of directors, is the Chief Executive Officer of NHS, and Martin Hendrix, Ph.D., a member of our board of directors, is the Head of Global Business Development and M&A at NHS.

On December 31, 2020, we completed a spinoff of PLI, by means of a pro rata distribution of all its outstanding stock to our stockholders of record on December 30, 2020.

Transition Services Agreement

In connection with the spinoff, we and PLI entered into a transition services agreement. Pursuant to this agreement, we are providing PLI certain transitional services, including general and administrative, finance and clinical operations support, and PLI is providing us with certain transitional services, including providing for the use of our current facilities under a sublease, in each case for specified monthly service fees. The initial term of the agreement was for one year, subject to earlier termination and extension thereafter. The transition services agreement was extended during the year ended December 31, 2021 and includes providing for the use of facilities under a sublease through June 2022.

Registration Rights Agreement

We entered into an amended and restated investors’ rights agreement in November 2018, as amended and restated in June 2019, and as amended and restated in October 2020, with the holders of our convertible preferred stock, including entities with which certain of our directors are affiliated. The registration rights agreement provides for certain rights relating to the registration of their shares of common stock issuable upon conversion of their convertible preferred stock and certain additional covenants made by us. Except for the registration rights (including the related provisions pursuant to which we have agreed to indemnify the parties to the investors’ rights agreement), all rights under this agreement terminated upon the closing of our initial public offering. The registration rights will terminate seven years after the closing of our initial public offering.

Voting Agreement

We entered into an amended and restated voting agreement in November 2018, as amended and restated in March 2020, as further amended in August 2020, and as amended and restated in October 2020, with the holders of our convertible preferred stock, including entities with which certain of our directors are affiliated, pursuant to which the following directors were each elected to serve as members on our board of directors and continue to so serve: Helen C. Adams, CPA, Martin Hendrix, Ph.D., James Laur, Mark C. McKenna, Joseph C. Papa, Judith Swain, M.D. and Mary Szela, M.D. Pursuant to the voting agreement, Mr. McKenna, as our Chief Executive Officer, serves on our board of directors as the CEO director. Dr. Hendrix and Mr. Laur, as designated by NHS and Cedars-Sinai, respectively, and Dr. Swain and Ms. Szela were initially selected to serve on our board of directors as representatives of the holders of our convertible preferred stock. Ms. Adams, Mr. Papa was initially selected to serve on our board of directors as representatives of the holders of our common stock and convertible preferred stock, as designated by a majority of our common and preferred stockholders, voting together as a single class.

The voting agreement terminated upon the closing of our initial public offering, and members previously elected to our board of directors pursuant to this agreement will continue to serve as directors until they resign, are removed or their successors are duly elected by holders of our common stock. The composition of our board of directors is described in more detail under “Corporate Governance—Board Composition.”

Participation in our Initial Public Offering

In March 2021, beneficial owners of more than 5% of our capital stock and their affiliates participated in our initial public offering. Eventide, Perceptive Life Sciences, Point72 Asset Management, L.P., RTW Investments, LLC, Cormorant Asset Management LLC, Cowen Healthcare Investments and Ascend Capital purchased approximately $21 million, $16 million, $15 million, $15 million, $7 million, $7 million and $5 million respectively, of shares of our common stock in our initial public offering at the initial public offering price of $19.00 per share.

Employment Agreements

We have entered into employment agreements with each of our named executive officers. For more information regarding these agreements, see the section in this proxy statement entitled “Executive and Director Compensation—Narrative Disclosure to Summary Compensation Table—Employment Agreements with our Named Executive Officers.”

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us or will require us to indemnify each director (and in certain cases their related venture capital funds) and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.

Our Charter and Bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. Further, we have entered into indemnification agreements with each of our directors and officers, and we have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

Stock Option Grants to Executive Officers and Directors

We have granted stock options to our executive officers and certain of our directors as more fully described in the section entitled “Executive and Director Compensation.”

Policies and Procedures for Related Person Transactions

The Board adopted a written related person transaction policy, setting forth the policies and procedures for the review and approval or ratification of related-person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 (or, if less, 1% of the average of our total assets at year-end for the last two completed fiscal years) and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our Audit Committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction and the extent of the related person’s interest in the transaction. All of the transactions described in this section occurred prior to the adoption of this policy.

ADDITIONAL INFORMATION

2023 Stockholders’ Proposals

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2023 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Secretary at our offices at 3050 Science Park Road, San Diego, California 92121 in writing not later than December 2, 2022, which is 120 days prior to the one-year anniversary of the mailing date of the proxy statement for the Annual Meeting, unless the date of the 2022 Annual Meeting of Stockholders is changed by more than 30 days from the anniversary of our Annual Meeting, in which case the deadline for such proposals will be a reasonable time before we begin to print and send our proxy materials. These proposals must comply with the requirements as to form and substance established by the SEC in Rule 14a-8 of the Exchange Act for such proposals in order to be included in the proxy statement.

Stockholders intending to present a proposal at the 2023 Annual Meeting of Stockholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Bylaws. Our Bylaws require, among other things, that our Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the anniversary of the preceding year’s annual meeting. Therefore, the Company must receive notice of such a proposal or nomination for the 2023 Annual Meeting of Stockholders no earlier than the close of business on January 19, 2023 and no later than the close of business on February 18, 2023. The notice must contain the information required by the Bylaws, a copy of which is available upon request to our Secretary. In the event that the date of the 2023 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after May 19, 2023, then our Secretary must receive such written notice not earlier than the close of business on the 120th day prior to the 2023 Annual Meeting and not later than the close of business on the 90th day prior to the 2023 Annual Meeting and the 10th day following the day on which public disclosure of the date of such meeting is first made by the Company. SEC rules permit management to vote proxies in its discretion in certain cases if the stockholder does not comply with this deadline and, in certain other cases, notwithstanding the stockholder’s compliance with this deadline. Stockholders are advised to review our Bylaws which also specify requirements as to the form and content of a stockholder’s notice.

In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules (once they become effective), shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 20, 2023.

We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

Solicitation of Proxies for the 2023 Annual Meeting

We intend to file a proxy statement and WHITE proxy card with the SEC in connection with its solicitation of proxies for our 2023 annual meeting of stockholders. Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed by the Company with the SEC without charge from the SEC’s website at: www.sec.gov.

No Incorporation by Reference

To the extent that this proxy statement is incorporated by reference into any other filing by us under the Securities Act or the Exchange Act, the section of this proxy statement entitled “Report of the Audit Committee” to the extent permitted by the rules of the SEC will not be deemed incorporated, unless specifically provided otherwise in such filing. In addition, references to our website are not intended to function as a hyperlink and the information contained on our website is not intended to be part of this proxy statement. Information on our website, other than our proxy statement, Notice of Annual Meeting of Stockholders and form of proxy, is not part of the proxy soliciting material and is not incorporated herein by reference.

Other Matters

The Board is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is intended that holders of the proxies named on the Company’s proxy card will vote thereon in their discretion.

Solicitation of Proxies

The accompanying proxy is solicited by and on behalf of the Board, whose Notice of Annual Meeting is attached to this proxy statement, and the entire cost of such solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e-mail and facsimile by our directors, officers and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held by such brokers, nominees, custodians and other fiduciaries. We will reimburse such persons for their reasonable expenses in connection therewith.

Prometheus’s Annual Report on Form 10-K

A copy of Prometheus’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, including financial statements thereto but not including exhibits, as filed with the SEC, will be sent to any beneficial owners of our common stock on the Record Date as determined on March 24, 2022 without charge upon written request addressed to:

Prometheus Biosciences, Inc.

Attention: Secretary

3050 Science Park Road

San Diego, CA 92121

A reasonable fee will be charged for copies of exhibits. You also may access this proxy statement and our Annual Report on Form 10-K at www.proxydocs.com/RXDX. We make available free of charge on our website all of our filings that are made electronically with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2021. These materials can be found at www.prometheusbiosciences.com under the “Investors” section.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ONLINE, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.

By Order of the Board of Directors,

Timothy K. Andrews

Secretary

San Diego, California

April 1, 2022

P.O. BOX 8016, CARY, NC 27512-9903    YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: INTERNET Go To: www.proxypush.com/RXDX • • Cast your vote online • Have your Proxy Card ready Follow the simple instructions to record your vote TELEPHONE    Call 1-866-447-1752 • • Use any touch-tone telephone • Have your Proxy Card ready Follow the simple recorded instructions MAIL • • Mark, sign and date your Proxy Card Fold and return your Proxy Card in the postage-paid envelope provided To attend the meeting online you must register by May 18, 2022 5:00PM ET at www.proxydocs.com/RXDX    Prometheus Biosciences, Inc. Annual Meeting of Stockholders For Stockholders of record as of March 24, 2022 TIME: Thursday, May 19, 2022 8:00 AM, Pacific Time PLACE: Annual Meeting to be held live via the Internet -please visit www.proxydocs.com/RXDX for registration details Register in advance and follow the instructions you will receive via email, including your unique live meeting link that will allow you to access the meeting and vote electronically during the meeting. This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Mark C. McKenna and Timothy K. Andrews (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Prometheus Biosciences, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF DIRECTORS IN ITEM 1 AND FOR THE PROPOSAL IN ITEM 2 AND AUTHORITY WILL BE DEEMED GRANTED UNDER ITEM 3. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any continuation, adjournment, or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Prometheus Biosciences, Inc. Annual Meeting of Stockholders Please make your marks like this: X THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1 AND 2    BOARD OF DIRECTORS PROPOSAL YOUR VOTE RECOMMENDS 1. To elect two directors to serve as Class I directors for a three-year term expiring at the 2025 annual meeting of stockholders and until their respective successors shall have been duly elected and qualified. The nominees for election as Class I directors at the Annual Meeting are: FOR WITHHOLD 1.01 Joseph C. Papa FOR 1.02 Mary Szela FOR FOR AGAINST ABSTAIN 2. To ratify the appointment of BDO USA, LLP as our independent public accounting firm for the FOR fiscal year ending December 31, 2022. 3. To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.    To attend the meeting online you must register by May 18, 2022 5:00PM ET at www.proxydocs.com/RXDX Authorized Signatures—Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date